UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

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TANDEM
Diabetes Care

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

positively different

Notice of Annual Meeting of Stockholders DATE May 24, 2023 TIME 3:00 p.m. Pacific Time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2023
Dear Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Tandem Diabetes Care, Inc., or the Annual Meeting, which will be held on Wednesday, May 24, 2023 at 3:00 p.m., Pacific Time. The Annual Meeting will be held virtually by live internet webcast at www.virtualshareholdermeeting.com/TNDM2023.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:
1.To elect four Class I directors and three Class III directors for a one-year term expiring at the 2024 annual meeting of stockholders.
2.To approve the Company’s 2023 Long-Term Incentive Plan, which will replace the 2013 Stock Incentive Plan expiring on November 15, 2023.
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
5.To transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you asked to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.
By Order of the Board of Directors
Sincerely,

John F. Sheridan President and Chief Executive Officer San Diego, California Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 12, 2023

Proxy Summary
Proxy Summary

Our Annual Meeting of Stockholders Will Take Place Virtually DATE May 24, 2023 TIME 3:00 p.m. Pacific time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2023
This summary provides highlights of information contained in this Proxy Statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For more complete information regarding our 2022 financial and operating performance, please read our 2022 Annual Report on Form 10-K, or the Annual Report.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. You may submit your proxy by internet, telephone or mail.

To vote by the internet before the meeting, visit www.proxyvote.com.
Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. To vote by the internet during the meeting, visit www.virtualshareholdermeeting.com/TNDM2023
Have your notice or proxy card on hand and follow the instructions.

To vote by telephone, call 1-800-690-6903 by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. Have your notice or proxy card on hand and follow the instructions.

To vote by mail, mark, sign, date and return your proxy card in the postage-paid, pre-addressed envelope we have provided, or send it to Vote Processing,
c/o Broadridge,
51 Mercedes Way,Edgewood,
NY 11717.

Items to be Considered and Board Recommendations

	Item	Board’s Voting Recommendation	Page Reference

PROPOSAL 1	To elect four Class I directors and three Class III directors for a one-year term expiring at the 2024 annual meeting of stockholders.	FOR	7
PROPOSAL 2	To approve the Company’s 2023 Stock Incentive Plan, which will replace the 2013 Stock Incentive Plan expiring on November 15, 2023.	FOR	14
PROPOSAL 3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	20
PROPOSAL 4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	22

Tandem Diabetes Care	1	2023 Proxy Statement

Proxy Summary
Board Nominees

Name	Age	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Privacy and Security Subcommittee

Kim D. Blickenstaff	70
Myoungil Cha	45	■		■
Peyton R. Howell	55	■		■
Joao Paulo Falcao Malagueira	57	■	■
Kathleen McGroddy-Goetz	59	■			■	■
John F. Sheridan	67
Christopher J. Twomey	63	■	■
Board Diversity as of December 31, 2022

Male	Female
Director Qualifications and Experience

Corporate Strategy	Digital Technology	International Market Expansion	Market Access	Data Sciences

Consumer Technology	Financial Expert	Privacy and Cybersecurity	Medical Device Executive

Tandem Diabetes Care	2	2023 Proxy Statement

Proxy Summary

>$800 MILLION worldwide revenues ~30% INCREASE worldwide customer base	2022 Business Highlights

•Grew worldwide in-warranty installed base to approximately 420,000 customers.
•Achieved 2022 worldwide sales exceeding $800 million, setting quarterly records throughout the year.
•Received U.S. Food and Drug Administration (“U.S. FDA”) clearance and launched a feature that allows t:slim X2 customers to bolus using our t:connect Mobile App on Android and iOS devices.
•Submitted a 510(k) pre-market notification to the U.S. FDA for the Mobi Insulin Delivery System.
•Executed on our five-year product strategy by acquiring Capillary Biomedical and AMF Medical SA in support of a portfolio approach to meet the needs of different segments of people living with diabetes.

1:10
Refreshed just now
100%
180 u
100
mg/dL
Insulin On Board
1.5 u
30 min
400
212
4.6
10 AM
12 PM
1:10 PM
Data by Dexcom
ne in Range
t 24 hr (70-180 mg/dL)
82%
BOLUS IN PROGRESS
Requesting 5.3 u Bolus ...
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Carbs
53
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Delivery Calculation
Correction
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Food
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Insulin On Board
0 u

Tandem Diabetes Care	3	2023 Proxy Statement

Proxy Summary
Executive Compensation Practice Highlights

We Pay for Performance	We Seek to Mitigate Compensation Risk

•Mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of our operational and long-term business strategy objectives	•Annual compensation assessment; retain independent compensation consultant; independent compensation committee

•Long-term equity incentive awards feature a three-year vesting schedule and have evolved from 100% stock options to include use of restricted stock units and performance stock units	•Clawback policy covering both cash and equity incentive compensation

•No single-trigger cash severance or automatic vesting of equity awards based solely upon a change of control of the Company	•Stock ownership guidelines for directors and members of executive management
For additional information, see the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	4	2023 Proxy Statement

General Information
GENERAL INFORMATION
These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Tandem Diabetes Care, Inc. for use during the 2023 annual meeting of stockholders, or the Annual Meeting, to be held on Wednesday, May 24, 2023, at 3:00 p.m. Pacific time, and at any adjournment or postponement thereof. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we,” “us,” “our” or the “Company.”
Notice of Internet Availability of Proxy Materials
This Proxy Statement, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the Annual Report, filed with the U.S. Securities and Exchange Commission, or SEC, on February 22, 2023, is being made available to stockholders at www.proxyvote.com. The Annual Report is not a part of the proxy solicitation material. This Proxy Statement is being made available to stockholders on or about April 12, 2023. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice prior to May 10, 2023.
Under SEC’s “notice and access” rules, we are providing access to the proxy materials for the Annual Meeting via the internet. Accordingly, on or about April 12, 2023, we mailed a Notice of Internet Availability of Proxy Materials, or Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials how to vote your shares through the internet, by telephone, or by mail. Please review the proxy materials prior to voting.
Stockholders Entitled to Vote
Stockholders at the close of business on March 28, 2023 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and at any adjournment or postponement thereof. As of the Record Date, 64,606,732 shares of our Common Stock, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock owned at the Record Date.
How to Vote
If you are a stockholder of record, you may vote by proxy through the internet, by mail, or by telephone as described below:
•By Internet - go to www.proxyvote.com and follow the instructions provided on the website. You will need the QR code provided on your proxy card, or your unique 16-digit control number on the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you.
•By telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. You will need the 16-digit control number from the Notice or, if you requested to receive printed proxy materials, the control number on the proxy card that was mailed to you.
•By Mail - complete, date, sign your proxy card and mail it in the postage-paid envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an officer of a corporation, guardian, executor, or trustee), you must indicate your name and title or capacity.
If you vote via the internet or by telephone, they are both available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Tuesday, May 23, 2023 for shares held directly and until 11:59 p.m. Eastern Time on Saturday, May 20, 2023 for shares held in a Plan.
You may also vote during the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/TNDM2023. At this site you will be able to vote electronically.
You are considered to be a stockholder of record if your shares were registered directly in your name on the Record Date. If your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.
The nominee holding your shares is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. The nominee will provide you with instructions that you must follow to have your shares voted. Please contact your nominee directly if you have any questions about voting your shares.
As a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting virtually. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or a 16-digit control number from your nominee. Please contact your nominee for additional information about attending the Annual Meeting virtually.
Change of Vote or Revocation of Proxy
Stockholders of Record: If you are a stockholder of record you may revoke your proxy or change your vote at any time before the polls are closed at the Annual Meeting by:
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Written notice to the Corporate Secretary of Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130; or
•Voting during the virtual Annual Meeting.
Beneficial Owners: If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may change your vote by following the instructions provided to you by your nominee.
Your latest-dated internet or telephone proxy, or proxy card, will be the one that is counted at the Annual Meeting. If you revoke your proxy via the internet or by telephone, please make sure to do so by the deadline as described above. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the Annual Meeting.

Tandem Diabetes Care	5	2023 Proxy Statement

General Information
Attending the Annual Meeting
The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/TNDM2023. You will be able to attend the Annual Meeting online, submit your questions, and vote your shares during the meeting. In order to attend and participate in the Annual Meeting, stockholders will need either the QR code provided on your proxy card, or your unique 16-digit control number located on your Notice, on your proxy card (if you received a printed copy of the proxy materials) or within the instructions that accompanied your proxy materials. The webcast will begin promptly at 3:00 p.m. Pacific time on Wednesday, May 24, 2023.
We will answer as many stockholder questions during the Annual Meeting as time permits and in accordance with our rules for the meeting. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
Online access will begin at approximately 2:45 p.m. Pacific Time on the day of the meeting to provide you ample time to log in, test your device, and review the rules and procedures for the meeting. We encourage you to access the webcast prior to the designated start time. If you experience any technical difficulties accessing the meeting website, a toll-free technical support number will be posted on the meeting website for assistance.
Quorum, Abstentions and Broker Non-Votes
A quorum of stockholders is required to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our Common Stock entitled to vote as of the close of business on the Record Date, or 32,303,367 shares, are present or represented by proxy at the Annual Meeting (even if not voting). Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, in accordance with our Amended and Restated Bylaws (“Bylaws”), and applicable law, to permit the further solicitation of proxies.
Votes withheld from any director, nominee, abstentions and broker “non-votes” are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner regarding the voting of the shares and does not have discretionary authority to vote the shares for certain non-routine matters.
If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. Whether a particular matter is considered “routine” or “non-routine” is determined pursuant to applicable stock exchange rules.
Cost of Soliciting Proxies
The cost of soliciting these proxies is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, personally, by telephone or by other means of communication. While we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe the cost of any such proxy solicitor will be material. The Company will, upon request, reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding these proxy materials to beneficial owners of shares held in street name by such persons.
Announcement of Voting Results
In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
Contact Information for Questions
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact the Corporate Secretary, Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130 or by telephone at (858) 366-6900.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report, as well as other filings we make with the SEC from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could materially differ from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

Tandem Diabetes Care	6	2023 Proxy Statement

Proposal 1 >> Election of Directors
MANAGEMENT PROPOSALS
PROPOSAL 1
Election of Directors
To elect four Class I directors and three Class III directors for a one-year term expiring at the 2024 annual meeting of stockholders.

Board Structure and Membership
We currently have ten members on our board of directors and no vacancies. Pursuant to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, our board of directors is currently divided into three classes, as follows:
•Class I, which currently consists of Mr. Kim D. Blickenstaff, Mr. Joao Malagueira, Dr. Kathleen McGroddy-Goetz, and Mr. Christopher J. Twomey, whose terms will expire at the Annual Meeting;
•Class II, which currently consists of Mr. Dick P. Allen, Ms. Rebecca B. Robertson, and Mr. Rajwant S. Sodhi, whose terms will expire at our 2024 annual meeting of stockholders; and
•Class III, which currently consists of Mr. Myoungil Cha, Ms. Peyton R. Howell, and Mr. John F. Sheridan, whose terms will expire at the Annual Meeting.
The board of directors has nominated Mr. Blickenstaff, Mr. Cha, Ms. Howell, Mr. Malagueira, Dr. McGroddy-Goetz, Mr. Sheridan, and Mr. Twomey, comprising all of the current Class I and Class III directors, for re-election to the board. Following stockholder approval at our 2022 annual meeting of stockholders, we filed an amendment to our Certificate of Incorporation with the Delaware Secretary of State and our Board amended our Bylaws to remove the requirement that our board of directors shall be constituted as a classified board. As a result each director who stands for election or re-election at and after the 2022 annual meeting of stockholders will be elected for a one-year term, expiring at the next year’s annual stockholder meeting. Our board structure will be completely declassified by the 2024 annual meeting of stockholders. The declassification amendment did not change the current number of directors or our Board’s authority to change the number of directors and to fill any vacancies or newly created directorships.
Directors may only be removed for cause by the affirmative vote of a majority of the outstanding shares entitled to vote upon an election of directors, voting together as a single class. Any vacant directorships may be filled by the directors then in office.
Majority Voting Standard
Pursuant to the majority voting standard, in uncontested elections, directors will be elected by the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. In contested elections, which are elections where the number of director nominees exceeds the number of directors to be elected at a meeting of the stockholders, directors will be elected by a plurality of the votes cast at the meeting.

Tandem Diabetes Care	7	2023 Proxy Statement

Proposal 1 >> Election of Directors
Pursuant to our Bylaws, if an incumbent director nominee in an uncontested election fails to receive the affirmative vote of a majority of the votes cast in his or her election, such director must promptly tender his or her resignation to our board of directors, and our board of directors must accept or reject the tendered resignation no later than 90 days following certification of the election results. Our board of directors will also publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the decision of the board of directors with respect to his or her resignation. Such director will continue to serve as a director after submitting his or her resignation unless and until our board of directors accepts such resignation, or until his or her earlier death, resignation (for reasons other than such director’s failure to receive the required vote) or removal. If such director’s resignation is accepted by our board of directors after the director failed to receive the required vote, or if a nominee for director is not elected and the nominee is not an incumbent director, then our board of directors, in its sole discretion, may fill any resulting vacancy or decrease the size of our board of directors in accordance with our Bylaws.
Required Vote
The election of our director nominees at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. A “majority of the votes cast” means the number of shares voted “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.
This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and will have no effect on the election of directors. If no contrary indication is made, returned proxies will be voted “For” each of the director nominees, or in the event that any nominee is unable to serve as a director at the time of the election, returned proxies will be voted “For” any nominee who is designated by our board of directors to fill the vacancy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I AND CLASS III DIRECTOR NOMINEES

Tandem Diabetes Care	8	2023 Proxy Statement

Proposal 1 >> Election of Directors
Nominees for Director
The following table lists the persons recommended by our nominating and corporate governance committee, and nominated by our board of directors, to be elected as directors, including relevant information on their role served on our board, business experience, qualifications, attributes, skills and other directorships as of the date of this Annual Meeting Notice. Ages provided are as of December 31, 2022.
NOMINEES FOR RE-ELECTION TO OUR BOARD OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS.

KIM D. BLICKENSTAFF
Mr. Blickenstaff has served as a member of our board of directors since September 2007. From March 2020 to February 2023 he served as Chair of our board of directors, after holding the position of Executive Chair since March 2019. Prior to serving as Executive Chair, Mr. Blickenstaff served as our President and Chief Executive Officer from September 2007 to March 2019. Prior to joining us, Mr. Blickenstaff served as Chair and Chief Executive Officer of Biosite Incorporated, a provider of medical diagnostic products, from 1988 until its acquisition by Inverness Medical Innovations, Inc. in June 2007. Mr. Blickenstaff previously served as a director of Medivation, Inc., a biotechnology company, from 2005 to 2016, until its acquisition by Pfizer, and as a director of DexCom, Inc. (Nasdaq: DXCM), a provider of continuous glucose monitoring systems, from June 2001 to September 2007. Mr. Blickenstaff serves as a director and member of the compensation and audit committees of Nuvation Bio Inc. (NYSE: NUVB), an oncology biopharmaceutical therapy company. Mr. Blickenstaff was formerly a certified public accountant and has more than 20 years of experience overseeing the preparation of financial statements. He holds a B.A. in Political Science from Loyola University, Chicago, and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.
We believe Mr. Blickenstaff brings to our board of directors valuable perspective and experience as the former Chair and as our former Executive Chair, President and Chief Executive Officer. Mr. Blickenstaff has extensive experience at the board level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

Director Age: 70 Director since: 2007

MYOUNGIL CHA
Mr. Cha has served on our board of directors since June 2022. He has more than 17 years of global experience across the healthcare value chain. Mr. Cha currently serves as President and Chief Strategy Officer at Carbon Health where he leads the omnichannel care model and the device-enabled home care operations. Prior to joining Carbon Health in June 2021, he served as Head of Health Strategic Initiatives at Apple from August 2015 to May 2021 where he developed and led product initiatives and global strategic partnerships. Earlier in his career, Mr. Cha was a Principal and Co-Leader of the West Coast Strategy and Corporate Finance Practice as well as Co-Leader of the Healthcare Investor Practice at McKinsey & Company. Mr. Cha holds a JD from Harvard Law School, an MBA from Harvard Business School and an AB in Biochemical Sciences from Harvard College.
We believe Mr. Cha’s experience as a healthcare and consumer technology executive developing and leading global and strategic initiatives and partnerships, while maximizing the value of data and using analytics to drive enhanced customer experiences and better clinical outcomes, brings to the Board critical skills related to advancing the Company’s ecosystem of data-driven products and services, which qualify him to serve as one of the Company’s directors.

Director Member, Compensation Committee Age: 45 Director since: 2022

Tandem Diabetes Care	9	2023 Proxy Statement

Proposal 1 >> Election of Directors

PEYTON R. HOWELL
Ms. Howell joined our board of directors in August 2020. Ms. Howell has more than 25 years of extensive reimbursement, health insurance, and patient access experience across a broad range of disease states in the hospital, physician, pharmacy and home care settings. Ms. Howell is currently the Chief Operating and Growth Officer at Parexel International, a leading global clinical research organization servicing the life sciences industry. Prior to joining Parexel in May 2018, Ms. Howell held a wide range of senior leadership positions at AmerisourceBergen, including leading Global Sourcing and Manufacturer Relations and advancing specialty and biotech products and solutions for physicians, health systems and specialty pharmacies. She was a founder and President of Lash Group, a patient support services company, and an early pioneer of programs to support patient access, reimbursement, and adherence to new therapies including services related to diabetes, such as patient assistance and reimbursement support for continuous glucose monitors. Ms. Howell is a recognized national speaker on health policy, patient access and reimbursement issues. She has served as Director of the AmerisourceBergen Foundation, the National Association of Chain Drug Stores Foundation, and the Healthcare Distribution Alliance Foundation. Ms. Howell received a B.A. in Speech Communication from the University of Illinois at Urbana-Champaign and a Master’s of Health Administration from The Ohio State University.
We believe Ms. Howell’s experience in reimbursement and in executive management of companies in the healthcare industry brings to our board of directors critical skills relating to scaling complex organizations and strategic planning that qualify her to serve on our board of directors.

Director Member, Compensation Committee Age: 55 Director since: 2020

JOAO PAULO FALCAO MALAGUEIRA
Mr. Malagueira has served on our board of directors since June 2022. He brings more than 25 years of experience in diabetes, medical devices and diagnostics solutions businesses with global corporations. Mr. Malagueira is currently Vice President for three divisions at Hologic and responsible for the entire portfolio in the EMEA. Prior to starting this role in January 2019, he served as International Vice President, for EMEA and Canada, for the Hologic Diagnostics Solutions division, from June 2015 to December 2018. He possesses extensive experience and proven success of go-to-market models and strategies in Europe, Africa, CIS, and the Middle East. Prior to Hologic, Mr. Malagueira enjoyed more than 15 years at Johnson & Johnson, in commercial leading roles across EMEA, where he led successful turnarounds and market share growth of the diabetes solutions businesses, LifeScan and Animas. Mr. Malagueira holds an MBA and an Advanced Degree in Marketing from Catolica Lisbon School of Business and Economics. He holds a MS in Pharmaceutical Sciences and Clinical Analysis from University of Lisbon.
We believe Mr. Malagueira’s experience in diabetes and medical devices across global organizations with extensive knowledge of international go-to-market models and strategies brings to the Board critical skills related to advancing the Company’s global reach and expansion of its global technology offerings, which qualifies him to serve as one of the Company’s directors.

Director Member, Audit Committee Age: 57 Director since: 2022

Tandem Diabetes Care	10	2023 Proxy Statement

Proposal 1 >> Election of Directors

KATHLEEN MCGRODDY-GOETZ, PH.D.
Dr. McGroddy-Goetz has served on our board of directors since June 2020. She has more than 25 years of experience leading global teams across business development, strategy, research and development, and product management. She has commercialized pioneering technologies spanning from microelectronics through cloud, advanced data analytics, artificial intelligence, hardware, software, and middleware with an emphasis on healthcare and life sciences applications. From October 2018 through June 2021, Dr. McGroddy-Goetz served as the Global Head of Strategic Partnerships at Medidata Solutions, a Dassault Systemès Company, where she also concurrently held other strategy, alliances and marketing executive roles. Previously, she held various leadership positions at IBM beginning in 1992, and most recently was Vice President, Strategy and Innovation, IBM Watson Health. Dr. McGroddy-Goetz received a B.S. in Physics from SUNY Binghamton and a Ph.D. in Molecular Biophysics from Cornell University.
We believe Dr. McGroddy-Goetz’s experience in managing and commercializing pioneering technologies spanning microelectronics, cloud-based technologies, advanced data analytics, artificial intelligence, hardware, software and middleware with an emphasis on healthcare and life sciences applications, brings to our board of directors critical skills related to digital health, scaling complex organizations, and strategic planning that qualify her to serve on our board of directors.

Director Member, Nominating and Corporate Governance Committee, and Privacy and Security Subcommittee Age: 59 Director since: 2020

JOHN F. SHERIDAN
Mr. Sheridan has served on our board of directors since June 2019 and as our President and Chief Executive Officer since March 2019. Prior to that, Mr. Sheridan served as our Executive Vice President and Chief Operating Officer since April 2013. Prior to joining us, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation, a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company, now operating as BioTelemetry, Inc. (Nasdaq: BEAT). From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan has served as a director of Acutus Medical, Inc. (Nasdaq: AFIB), an arrhythmia management company since March 2021. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an M.B.A from Boston University.
We believe Mr. Sheridan brings to our board of directors valuable perspective and experience as our former Executive Vice President and Chief Operating Officer, and as our current President and Chief Executive Officer. Mr. Sheridan has extensive experience at the management level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

President and Chief Executive Officer Director Age: 67 Director since: 2019

Tandem Diabetes Care	11	2023 Proxy Statement

Proposal 1 >> Election of Directors

CHRISTOPHER J. TWOMEY
Mr. Twomey has served on our board of directors since July 2013. Mr. Twomey has served as a director and chair of the audit committee of Bionano Genomics (Nasdaq: BNGO), a life sciences genome analysis instrumentation company since July 2018. From March 1990 until his retirement in 2007, Mr. Twomey held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. He previously served as a director and chair of the audit committee for public companies, such as Senomyx and Cadence Pharmaceuticals, prior to their acquisitions. Mr. Twomey holds a B.A. in Business Economics from the University of California, Santa Barbara.
We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his extensive accounting and auditing experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

Director Chair, Audit Committee Age: 63 Director since: 2013

Continuing Members of Our Board of Directors
The following table includes the members of our board of directors who are continuing in office, including relevant information as of December 31, 2022 regarding their age, business experience, qualifications, attributes, skills, committee memberships and other directorships:
MEMBERS OF OUR BOARD OF DIRECTORS CONTINUING IN OFFICE WITH A TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

DICK P. ALLEN
Mr. Allen has served as a member of our board of directors since July 2007. He previously served as Lead Independent Director from March 2019 to February 2023, and as Chair of our board of directors from August 2007 to January 2013 and from January 2016 to February 2019. Mr. Allen is directly engaged in the diabetes community through his personal involvement with JDRF, a nonprofit diabetes research organization, and the Mary & Dick Allen Diabetes Center at Hoag Memorial Hospital Presbyterian. Mr. Allen served as a member of the International Board of Directors of JDRF from July 2008 to June 2014, and as its Chair from July 2012 to June 2014. Mr. Allen has more than 50 years of experience in the health care industry and was previously the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field. He was a co-founder and Vice President of Caremark, Inc., a home infusion therapy company later acquired by Baxter International. He was also a co-founder and director of Pyxis Corporation, later acquired by Cardinal Health, Inc. Mr. Allen received a B.S. (cum laude) in Industrial Administration from Yale University and an M.B.A. from Stanford University Graduate School of Business where he served on the faculty as a Lecturer in Strategic Management for 13 years.
We believe Mr. Allen’s background in management of companies in the healthcare industry and his service on boards of directors of companies and other entities in the healthcare industry, as well as his long-term investing experience in the healthcare industry, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

Chair, Nominating and Corporate Governance Committee Age: 78 Director since: 2007

Tandem Diabetes Care	12	2023 Proxy Statement

Proposal 1 >> Election of Directors

REBECCA B. ROBERTSON
Ms. Robertson has served as Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. Ms. Robertson is a founder and General Partner at Versant Ventures where she has specialized in investing in the areas of medical devices and diagnostics since 1999. In addition, through Longridge Business Advisors, she has provided business advisory services and board services since April 2017. Prior to Versant, she served as Senior Vice President at Chiron Diagnostics, a division of Chiron Corporation, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, Ms. Robertson was a co-founder and Vice President at Egis, a consumer products company, and held senior management positions in operations and finance at Lifescan, a Johnson & Johnson Company. Ms. Robertson holds a B.S. in Chemical Engineering from Cornell University.
We believe Ms. Robertson’s extensive experience in management positions in the medical technology industry provides her with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe she brings to our board of directors her long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify her for service on our board of directors.

Chair, Board of Directors Chair, Compensation Committee Member, Audit Committee Age: 62 Director since: 2019

RAJWANT S. SODHI
Mr. Sodhi has served on our board of directors since January 2021. He has more than 25 years of experience in global informatics, software service technology and ecommerce business solutions, across the healthcare, financial, and telecom industries. Previously he served as the President of ResMed’s software as a service (SaaS) business from July 2017 to August 2021 and as President of Healthcare Informatics (HI) leading the development of ResMed’s HI solutions and ResMed itself to its current standing as a global digital health leader, with an expanding portfolio of device- and SaaS-based offerings. He joined ResMed in 2012 through the acquisition of Umbian Inc. of which he was co-founder and President. Before ResMed and Umbian, Mr. Sodhi worked in the financial services industry, designing, developing and managing SaaS solutions. He was Senior Vice President of Business Development and Chief Technology Officer for Skipjack Financial Services from 2005 to 2009, and co-founder and Chief Technology Officer of TransActive Ecommerce Solutions from 2000 to 2005. Mr. Sodhi is on the board of directors of Forefront Dermatology and EyeCare Partners. Mr. Sodhi holds an M.B.A. and a B.S. in Mathematics and Statistics from Dalhousie University in Halifax, Nova Scotia.
We believe Mr. Sodhi’s experience in global informatics, software service technology and e-commerce business solutions across the healthcare, financial, and telecom industries brings to our board of directors critical skills related to our ecosystem of data-driven products and services, all of which qualify him for service on our board of directors.

Director Member, Nominating and Corporate Governance Committee, and Privacy and Security Subcommittee Age: 49 Director since: 2021

Tandem Diabetes Care	13	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
PROPOSAL 2
2023 Long-Term Incentive Plan
To approve the Company’s 2023 Long-Term Incentive Plan, which will replace the 2013 Stock Incentive Plan scheduled to expire on November 15, 2023.

Summary
Our board of directors believes that granting long-term incentives in the form of equity-based awards is crucial for promoting our long-term financial growth and stability, thereby enhancing stockholder value. We are asking our stockholders to approve the Tandem Diabetes Care, Inc. 2023 Long-Term Incentive Plan (“2023 Plan”). Once approved, the 2023 Plan will replace the Company’s 2013 Stock Incentive Plan, which has a scheduled expiration date of November 15, 2023 (“Predecessor Plan”). The 2023 Plan provides for the grant of Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights (collectively, the “Awards”) to our employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends.
The 2023 Plan was approved by the Board on April 7, 2023, and will become effective and adopted on the date that it is approved by stockholders (the “Effective Date”). If stockholder approval of this proposal is obtained at the Annual Meeting, we will not grant any additional awards under the Predecessor Plan. We commit to reduce the 2023 Plan share reserve by the number of shares that we grant under the Prior Plan, minus those recycled, between February 28, 2023 and May 24, 2023 (the Annual Meeting date), unless the proposal to adopt the 2023 Plan (this Proposal No. 2) is not approved by the stockholders at the Annual meeting. Awards previously granted under the Predecessor Plan would be unaffected by the adoption of the 2023 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted. If stockholder approval of this proposal is not obtained at the Annual Meeting, awards may still be granted under the Predecessor Plan until its scheduled expiration date of November 15, 2023, following which date Tandem will no longer have an equity-based compensation plan and will no longer be able to issue customary annual long-term incentive awards and other equity awards. We are therefore requesting that the stockholders approve the 2023 Plan at the Annual Meeting. Under the 2023 Plan, we will be able to grant up to 2,634,000 shares of our Common Stock, in the form of new Awards.
The following table provides certain additional information regarding Tandem Diabetes Care, Inc.’s equity compensation plans, excluding the 2023 Plan:

Use of Shares That May Be Delivered Under All Equity Compensation Plans	As of February 28, 2023

Outstanding Appreciation Awards Under All Plans	4,415,497
Weighted- Average Exercise Price	$57.97
Weighted-Average Remaining Term (in years)	5.96
Full Value Awards Outstanding Under All Equity Incentive Plans	1,856,060
Number of Shares Available for Grant Under All Equity Incentive Plans	80,591
We have relied on the advice of WTW (formerly known as Willis Towers Watson), our Compensation Committee’s independent compensation consultant, as well as consulting services and data modeling tools made available by certain proxy advisory services, to assist us in developing the size of the share reserve for the 2023 Plan. Based on this advice, we believe that our share reserve request is appropriate and within industry standards.

Tandem Diabetes Care	14	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
The general description of the 2023 Plan set forth above is qualified in its entirety by reference to the text of the 2023 Plan, which is attached as Appendix A to this Proxy Statement. A more detailed summary of the material features of the 2023 Plan is included below in the section entitled “Material Features of the 2023 Plan.”
The Board recommends that you vote FOR this proposal because it believes that granting equity-based incentive awards to eligible participants encourages performance that drives stockholder value over the long term, gives participants a meaningful equity stake in our business and aligns directly with the creation of stockholder value and pay-for-performance compensation philosophy.
Key Elements of the 2023 Plan
The 2023 Plan contains the following key elements that are favorable to our stockholders and serve to align the interests of participants in the 2023 Plan with those of our stockholders. This summary is qualified in its entirety by reference to the full text of the 2023 Plan, which is attached as Appendix A to this Proxy Statement.

Term	Ten years from the Effective Date (unless terminated earlier by the Board).
Shares Subject to the Plan	2,634,000 shares; following the Effective Date, no further shares will be granted as awards under the Predecessor Plan unless the 2023 Plan is not approved by stockholders.
Eligible Participants	Approximately 2,500 Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and service providers.
Award Types	Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights
Award Expiration	Options and stock appreciation rights expire no later than ten years from the date of grant. The expiration terms of all other Awards are determined at the discretion of the plan administrator.
Minimum Vesting Requirement	Minimum vesting period of at least twelve (12) months for all Awards granted under the 2023 Plan, with an exception for up to 5% of the aggregate number of Shares authorized for issuance under the plan which may be issued pursuant to any, or no, vesting conditions, as the plan administrator determined appropriate.
Director Compensation Limit	The 2023 Plan prohibits grants to non-employee Directors during any single fiscal year in excess of $750,000 in total value as of the grant date (including cash retainer fees), on a per-director basis, subject to the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board, which is $1,000,000.
Awards Subject to Clawback	All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with the Company’s Clawback Policy.
Oversight by Independent Directors	The 2023 Plan will be administered by the members of Board of Directors that meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by the principal exchange on which the Common Stock is then listed.
Material Features of the 2023 Plan
The following summary of the material terms of the 2023 Plan is qualified in its entirety by reference to the full text of the 2023 Plan, which is attached as Appendix A to this Proxy Statement. Capitalized terms used but not defined herein have the meanings ascribed to them in the 2023 Plan.

Tandem Diabetes Care	15	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
Plan Administration
Authority to control and manage the operation and administration of the 2023 Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market LLC or the principal exchange on which the Common Stock is then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.
Award Limitations
Any Award granted under the Plan shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date. Notwithstanding the foregoing, (i) up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 4.1 of the 2023 Plan) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate, and (ii) the Administrator may accelerate the vesting of awards before the first anniversary of the applicable grant date.
Subject to adjustment as to the number and kind of shares under Section 4.2 of the 2023 Plan, for grants to Participants that are non-employee directors of the Company, the aggregate grant date fair value of Awards granted during any one fiscal year of the Company, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $750,000 (on a per-director basis); provided however that the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board shall instead be $1,000,000. For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an employee or consultant but not as a non-employee director, shall count towards this limitation.
Shares Subject to the Plan
The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 2,634,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 of the 2023 Plan. Following the Effective Date, no further shares will be granted as awards under the Predecessor Plan unless the Plan is not approved by stockholders. Subject to such overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Options shall not exceed 5% of the aggregate number of Shares authorized for issuance under this Plan. For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, or (c) all or any portion of any Restricted Stock Units or Restricted Stock granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock or the shares of Common Stock so reacquired shall again be available for grant or issuance under the Plan. In addition, to the extent shares of Common Stock covered by a Full Value Award are retained or are otherwise not issued by the Company in order to satisfy withholding obligations for Tax-Related Items in connection with the Full Value Award, such shares of Common Stock shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. The shares available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company.

Tandem Diabetes Care	16	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
Changes in Capital Structure
In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Award Agreements and the limit on the number of shares under Section 3.3 of the 2023 Plan, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.
Stock Options
The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.
Restricted Stock Units
The Administrator shall have the right to grant pursuant to this Plan Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. Each Restricted Stock Unit shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.
Restricted Stock
The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator. Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.
Stock Appreciation Rights
The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Base Price per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted. The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

Tandem Diabetes Care	17	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
Performance Criteria
The Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Non-qualified Option, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights granted under the Plan, which may include, but is not limited to, any of the following (which may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event): revenue or sales, gross profit (loss), operating income (loss), earnings (loss) before interest, taxes, depreciation and amortization (EBITDA); net income (loss) (either before or after interest, taxes, depreciation and/or amortization), cash flow, cash or working capital balance, changes in the market price of the Common Stock, earnings (loss) per share of Common Stock (EPS), product development or regulatory milestones, acquisitions or strategic transactions, return on capital, assets, equity, or investment, total stockholder return, expense amount or reduction, operating efficiency, number of customers and customer satisfaction, recruiting and maintaining personnel, improvement in workforce diversity, fostering health and well-being, furthering climate positive actions, and other environmental, social or governance objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Deferrals
To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”).
No Dividends on Unvested Awards
The Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award granted under the Plan (or portion thereof) that has not vested. For any such Award, the Administrator may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, such Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
Clawback/Recovery
All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with any clawback or recovery policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Tandem Diabetes Care	18	2023 Proxy Statement

Proposal 2 >> Approval of the 2023 Long-Term Incentive Plan
Amendment and Termination
The Board may from time to time alter, amend, suspend, or terminate this Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension, or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by Applicable Law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A of the Code and/or ensuring the Plan or any Awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of Applicable Law. Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.
Foreign Participants
The Board may from time to time adopt such procedures, terms and conditions and sub-plans as are necessary or appropriate to facilitate participation in the Plan by Service Providers who are foreign nationals or employed or providing services outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreements that are required or advisable for compliance with the laws of the relevant foreign jurisdiction).
Tax Treatment
The Company or any Affiliated Company, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Affiliated Companies, the amount of any Tax-Related Items concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliated Company, as applicable, to satisfy such Tax-Related Items. The Company may defer making payment of an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction, and neither the Company nor any Affiliated Company shall have any liability to any Participant for exercising the foregoing right. Although the Company may endeavor to (a) qualify an Award under the Plan for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in the 2023 Plan, including Section 13.2 thereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliated Company based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliated Company will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
Required Vote
The approval of the 2023 Long-Term Incentive Plan requires the affirmative vote of a majority of the outstanding shares of our Common Stock present, whether in person or represented by proxy, and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	19	2023 Proxy Statement

Proposal 3 >> Say-on-Pay
Proposal 3:
Say-on-Pay
To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Background
In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (“NEOs”) as described in this Proxy Statement, or a “say-on-pay” proposal. We believe it reflects a sound corporate governance practice to seek the views of our stockholders on our executive compensation program.
Summary
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a demanding and high-growth business in a rapidly evolving, competitive and highly-regulated industry, while creating long-term value for our stockholders. When designing our 2022 executive compensation program, our Compensation Committee considered a number of factors, including stockholder feedback, feedback and advice from our independent compensation consultant, peer group and market survey data, our business objectives, the 2022 budget that was approved by our board of directors, the intense competition for executive talent within the medical device and technology industries, and the importance of retaining and motivating our employees.
For 2022, we sought to advance our strong pay-for-performance philosophy and align the interests of our executives with those of our stockholders through the adoption of our 2022 performance-based short-term cash incentive program and the grant of equity-based awards, which we balanced with guaranteed elements of compensation such as base salary and standard employee benefits. Our short-term cash incentive program was designed to reward executives for achieving pre-established financial performance objectives, product development milestones, and customer-related objectives that the compensation committee believed were critical to both our short-term success and the creation of long-term stockholder value. We also sought to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of performance and restricted stock units and stock options that provided a mix of time-based and performance-based vesting.
In 2022, we delivered worldwide sales growth, high customer satisfaction and achieved product development progress, while navigating two unfavorable market dynamics in the U.S., which scaled throughout the year. These included new challenging economic conditions, including inflation, threat of recession and a highly competitive job market, as well as intensified commercial competition. As a result of these significant headwinds, notwithstanding our notable financial and commercial success during the year, we did not meet our 2022 company goals in their entirety and our NEOs did not earn their targeted compensation for the year. We believe the compensation paid to our NEOs in 2022 reflects our strong pay-for-performance philosophy, and strikes the appropriate balance between retaining and motivating our executives, and limiting compensation-related risk.
For additional information about our executive compensation program, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and the related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	20	2023 Proxy Statement

Proposal 3 >> Say-on-Pay
Proposal
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote FOR the approval of the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2023 Annual Meeting of Stockholders.”
Effect of Proposal
The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by stockholders will not require our board of directors or our compensation committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers will continue to be made by our board of directors and our compensation committee. Our board of directors, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Accordingly, although the resolution is non-binding, our board of directors and our compensation committee will carefully consider the outcome of this advisory vote, as well as stockholder feedback received from other communications, when making future executive compensation decisions.
Required Vote
The approval of this non-binding proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. This proposal is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	21	2023 Proxy Statement

Proposal 4 >> Appointment of Independent Registered Public Accounting Firm
Proposal 4:
Appointment of Independent Registered Public Accounting Firm
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Summary
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Although not required by applicable law or stock exchange listing standards, or our Certificate of Incorporation, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has been auditing our financial statements since 2008.
We expect representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.
Effect of Proposal
If our stockholders do not vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders best interests.
Required Vote
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. This proposal is considered a routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may generally vote without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. Abstentions on this proposal will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	22	2023 Proxy Statement

Proposal 4 >> Appointment of Independent Registered Public Accounting Firm
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2022	2021

Audit Fees(1)	$1,280,000	$1,075,473
Audit-Related Fees(2)	—	—
Tax Fees(3)	12,360	15,450
All Other Fees(4)	—	—
Total	$1,292,360	$1,090,923
1)Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, assessment of our internal control over financial reporting, review of our quarterly financial statements and our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
2)Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees, including out-of-pocket expenses.
3)Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code Section 382 study and general tax advice and planning.
4)All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that is not included within the above category descriptions.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Audit Committee Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. Our audit committee will consider whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed have been pre-approved since the pre-approval policy was adopted.

Tandem Diabetes Care	23	2023 Proxy Statement

Stock Ownership
Stock Ownership
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of January 31, 2023, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables below.
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 31, 2023, for each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.
Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of the outstanding shares of Common Stock is generally based on information filed with the SEC by such stockholders. Except as indicated in footnotes to this table, we believe the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock reported to be beneficially owned by them.

Principal Stockholders
Name	Number of Shares Beneficially Owned	Warrants Exercisable by April 1, 2023	Options Exercisable by April 1, 2023	Percentage Beneficially Owned(5)

Blackrock, Inc(1)	6,345,760	—	—	9.8%
The Vanguard Group(2)	6,160,147	—	—	9.5%
FMR LLC(3)	6,573,730	—	—	10.2%
Capital World Investors(4)	3,543,503	—	—	5.5%
1)This information is based solely on Amendment No. 4 to Schedule 13G filed on January 24, 2023. Blackrock, Inc. has sole voting power and sole dispositive power with respect to all 6,192,430 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
2)This information is based solely on Amendment No. 4 to Schedule 13G filed on February 10, 2022. Of the 6,160,147 shares beneficially owned, The Vanguard Group has shared voting power with respect to 36,801 shares, sole dispositive power with respect to 6,067,006 shares and shared dispositive power with respect to 93,141. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
3)This information is based solely on Amendment No. 3 to Schedule 13G filed on July 11, 2022. Of the 6,573,730 shares beneficially owned, FMR LLC has sole voting power with respect to 6,562,843 shares and sole dispositive power with respect to 6,573,730 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
4)This information is based solely on Amendment No. 1 to Schedule 13G filed on February 11, 2022. Of the 3,543,503 shares beneficially owned, Capital World Investors has sole voting power with respect to 3,525,323 shares and sole dispositive power with respect to 3,543,503 shares. The address for Capital World Investors is 333 South Hope Street, 55th FL, Los Angeles, CA 90071.
5)Percentage of beneficial ownership is based on 64,522,828 shares of Common Stock outstanding as of January 31, 2023.

Tandem Diabetes Care	24	2023 Proxy Statement

Stock Ownership
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 31, 2023, by our directors, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section, and the persons who were our executive officers and directors as of December 31, 2022 as a group, except as noted in the footnotes below. The address for each director and NEO listed is: c/o Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130.

Directors and Executive Officers
Name	Number of Shares Beneficially Owned	Warrants Exercisable by April 1, 2023	Options Exercisable by April 1, 2023	Percentage Beneficially Owned(6)

John F. Sheridan	13,999	—	336,194	*
Leigh A. Vosseller(1)	11,001	—	163,509	*
David B. Berger(2)	3,271	—	188,043	*
Myoungil Cha	—	—	—	*
Elizabeth A. Gasser	2,017	—	19,891	*
Brian B. Hansen	8,594	—	54,273	*
Joao Malagueira	—	—	—	*
Susan M. Morrison	10,475	—	193,691	*
Dick P. Allen(3)	31,097	—	13,400	*
Kim D. Blickenstaff(4)	215,847	—	206,313	*
Peyton R. Howell	5,550	—	—	*
Kathleen McGroddy-Goetz, Ph.D.	4,055	—	—	*
Rebecca B. Robertson	2,205	—	33,447	*
Rajwant S. Sodhi	2,873	—	—	*
Christopher J. Twomey(5)	16,777	—	45,020	*
All directors and executive officers as a group (18 individuals)	335,042	—	1,298,313	2.5%
* Represents less than 1% of the outstanding shares of our Common Stock.
1)Includes 2,645 shares held by the Leigh A. Vosseller Trust, dated January 17, 2010.
2)Includes 242 shares held by the Berger Family Trust dated April 16, 2008.
3)Consists of (i) 4,097 shares held directly by Mr. Allen, (ii) 20,000 shares held by the Allen Family Trust dated October 12, 1981, (iii) 5,000 shares held by Allen Cornerstone Ventures, L.P., (iv) 1,000 shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Hannah Lee Gammon, and (v) 1,000 shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon. Mr. Allen is co-trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is General Partner of Allen Cornerstone Ventures, L.P. and Mr. Allen disclaims beneficial ownership of the shares held by Allen Cornerstone Ventures, L.P., except to the extent of his proportionate pecuniary interest therein. Mr. Allen is co-trustee of the Gammon Children’s 2000 Irrevocable Trust FBO Hannah Lee Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Hannah Lee Gammon, and disclaims beneficial ownership of such shares. Mr. Allen is co-trustee of the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Irrevocable Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares.
4)Consists of (i) 10,657 shares held directly by Mr. Blickenstaff, and (ii) 205,190 shares held by the Kim Blickenstaff Revocable Trust dated April 15, 2010.
5)Consists of (i) 4,097 shares held by Mr. Twomey (ii) 5,112 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (ii) 7,568 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein.
6)Percentage of beneficial ownership is based on 64,522,828 shares of Common Stock outstanding as of January 31, 2023.

Tandem Diabetes Care	25	2023 Proxy Statement

Corporate Governance
Corporate Governance
Board Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, human capital management, compensation, cybersecurity, environmental, social, governance, and reputational risks. Currently, we are continuing to assess and respond to the substantial operational and commercial risks relating to the growth of our business operations while also navigating impacts related to intensifying competition and global macroeconomic conditions.
Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The role of our board of directors in overseeing the management of our risks is realized primarily through committees of our board of directors, as discussed in greater detail in the descriptions of the roles and responsibilities of each of the committees below.
Management and our board of directors assesses the Company’s risk environment on at least a quarterly basis to ensure we are adequately anticipating future exposure to liability. The board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) works closely with management, and outside advisors (as needed) on the identification, evaluation and management of short-, medium- and long-term risks to ensure they are prioritized on a timely basis. Risks are typically categorized based on the potential probability and severity of the risk and addressed or escalated as appropriate. Our risk assessment process aligns with our disclosure controls and procedures. When a board committee is responsible for evaluating and overseeing the management of particular risks, the chair of the relevant committee typically reports to the full board of directors during the next board meeting. For example, our nominating and corporate governance committee receives updates and its chair makes reports to the full board of directors relating to environmental, social, and governance risks, and to assessments by third-party experts concerning our cybersecurity, information security, and data privacy risks, as well as the mitigation of those risks. Specifically, with respect to data privacy and cybersecurity, our board of directors approved the formation of the privacy and security subcommittee of the nominating & corporate governance committee to assist in oversight of risk management and compliance functions related to cybersecurity and data privacy inherent in our business and operations.
Director Nomination Process
One of the objectives of our nominating and corporate governance committee is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise appropriate for a company of our scale and maturity, such as:

Corporate Strategy	Digital Technology	International Market Expansion	Market Access	Data Sciences

Consumer Technology	Financial Expert	Privacy and Cybersecurity	Medical Device Executive

Tandem Diabetes Care	26	2023 Proxy Statement

Corporate Governance
In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by our stockholders, the nominating and corporate governance committee applies the following selection criteria, which are consistent with those set forth in its charter:
•Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;
•The board of directors should be well-rounded, consisting of directors with backgrounds that are complementary to one another, reflecting a variety and diversity of professional experiences, skills, education, expertise, socio-economic backgrounds, and personal characteristics (including, but not limited to, diversity of gender, ethnicity, race, sexual orientation and age);
•Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her responsibilities;
•Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the nominating and corporate governance committee will consider the factors listed in the graphic above and other factors such as (i) sales, marketing, manufacturing, corporate governance, (ii) experience in diabetes care, the medical device industry, business model expansion or the healthcare industry generally, (iii) the oversight or performance of clinical research studies, and (iv) experience in global commercial operations of highly regulated industries, as well as other factors that would be expected to contribute to the overall effectiveness of our board of directors;
•Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interests or the interests of a particular group or stockholder.

STOCKHOLDER NOMINEES
Our nominating and corporate governance committee currently has a policy of evaluating director nominees recommended by stockholders in the same manner as it evaluates other director nominees. Under our Bylaws, stockholders wishing to propose a director nominee should send the required information to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130, Attention: Corporate Secretary.

Tandem Diabetes Care	27	2023 Proxy Statement

Corporate Governance
Board Experience
In recommending director nominees for appointment to our board of directors, our nominating and corporate governance committee values and actively considers the subject matters in which each individual is an expert, as well the experiences of the collective board.

Board Experience Matrix
	Robertson	Sheridan	Allen	Blickenstaff	Cha	Howell	Malagueira	McGroddy-Goetz	Sodhi	Twomey
Corporate Strategy	■	■	■	■	■	■	■	■	■	■
Digital Technology & Innovation					■			■	■
International Market Development & Expansion			■			■	■
Market Access					■	■	■	■	■
Data Sciences						■		■	■
Medical Device Executive Leadership	■	■		■			■		■	■
Consumer Technology Experience & Insights					■		■	■
Financial Expert			■	■						■
Data Privacy & Cybersecurity								■	■
Board Diversity
In recommending director nominees for appointment to our board of directors, our nominating and corporate governance committee values and actively considers diversity attributes and characteristics, including but not limited to self-identified characteristics such as gender, ethnicity, race, sexual orientation, and age. In particular, in recent years, our board of directors has specifically reviewed and considered the input from our stockholders who have expressed an interest in greater gender and ethnic diversity on our board of directors. Our independent and highly-qualified nominating and corporate governance committee exercises its judgement in recommending candidates with the most appropriate mix of characteristics, experiences, skills and expertise. As of December 31, 2022, our board of directors consisted of three female members and two members who identify with an underrepresented ethnic community.

Board Diversity Matrix (as of December 31, 2022)
	Robertson	Sheridan	Allen	Blickenstaff	Cha	Howell	Malagueira	McGroddy-Goetz	Sodhi	Twomey
Demographics
Age	62	67	78	70	45	55	57	59	49	63
Male		■	■	■	■		■		■	■
Female	■					■		■
Asian					■				■
White	■	■	■	■		■	■	■		■
LGBTQ+
Born Outside the US		■			■		■		■
Tenure and Independence
Independence	■		■		■	■	■	■	■	■
Years of Board Service	3	3	15	15	1	2	1	2	2	9
Average Director Tenure: 5 Years

Tandem Diabetes Care	28	2023 Proxy Statement

Corporate Governance
Director Independence, Agreements and Relationships
DIRECTOR INDEPENDENCE
Our board of directors has affirmatively determined that each of Mr. Allen, Mr. Cha, Ms. Howell, Mr. Malagueira, Dr. McGroddy-Goetz, Ms. Robertson, Mr. Sodhi, and Mr. Twomey meet the definition of “independent director” under applicable SEC and Nasdaq rules. Mr. Blickenstaff and Mr. Sheridan do not meet the definition of “independent director” because Mr. Blickenstaff was our employee until March 2020, and Mr. Sheridan is our current employee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Cha, Ms. Howell, and Ms. Robertson each served on our compensation committee during the fiscal year ended December 31, 2022. Each of these members was determined to be an independent director under applicable SEC and Nasdaq rules. None of the members of our compensation committee is or has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of our board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.
We have entered into an indemnification agreement with each of our directors, including each of the current members of our compensation committee.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Except as set forth below, there are no family relationships between any director, director nominee or executive officer. In addition, there were no transactions or series of similar transactions since January 1, 2022, and there are no currently proposed transactions, to which we were or are a party that are required to be reported in accordance with applicable SEC rules in which:
•the amount involved exceeds $120,000; and
•any of our directors, director nominees, executive officers, any holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.
Mr. Sheridan, our President and Chief Executive Officer and a member of our board of directors, and Ms. Vosseller, our Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship and share a primary residence. Ms. Vosseller reports directly to Mr. Sheridan. Our board of directors is informed of the relationship and, due to the direct reporting arrangement, we have taken appropriate actions to ensure compliance with Company policies and procedures. Mr. Sheridan and Ms. Vosseller have not been and will not be involved in setting compensation or benefits for one another, which will continue to be determined by our compensation committee. In addition, in consideration of the circumstances, following Mr. Sheridan’s promotion to President and Chief Executive Officer in 2019, our audit committee implemented certain additional internal controls and procedures.
Mr. Twomey, a member of our board of directors, is the brother-in-law of one of our employees who is a manufacturing engineer whom we have employed since August 2019. Mr. Twomey does not serve on our compensation committee and is not involved in decision-making regarding his brother-in-law’s compensation. For 2022, the aggregate amount of this employee’s annual compensation was approximately $192,000, which includes the employee’s base salary and cash incentive bonus paid in 2022 as well as the value of stock-based compensation granted in 2022. The compensation structure and aggregate compensation amount paid to this employee is commensurate with our other employees with similar titles, skills and levels of experience.

Tandem Diabetes Care	29	2023 Proxy Statement

Corporate Governance
PROCEDURES FOR APPROVAL OF RELATED-PARTY TRANSACTIONS
Our board of directors has adopted a Related-Party Transaction Policy to assist us in identifying, reviewing and approving or rejecting related party transactions. Under the policy, our Compliance Officer (as defined in the policy) is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chair of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the policy.
LEGAL PROCEEDINGS WITH DIRECTORS
There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to applicable SEC rules.
Board Committees
Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance (N&CG) committee. The privacy and security subcommittee, formed in 2021, is a standing subcommittee of the N&CG committee, focused on cybersecurity and data privacy oversight. In addition, from time to time, special committees and subcommittees may be established under the direction of our board of directors when necessary to address specific issues. For instance, as needed we have established a pricing committee to determine the offering price and other terms of various financings we have pursued.
Each of the three standing committees and one subcommittee has a written charter that has been approved by our board of directors. A copy of each charter is available at https://investor.tandemdiabetes.com/corporate-governance/esg. However, the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.
As of December 31, 2022, the members of each standing committee were as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Privacy and Security Subcommittee

Kim D. Blickenstaff
John F. Sheridan
Dick P. Allen*	■		Chair
Myoungil Cha		■
Peyton R. Howell		■
Joao Paulo Falcao Malagueira	■
Kathleen McGroddy-Goetz			■	■
Rebecca B. Robertson		Chair**
Rajwant S. Sodhi			■	■
Christopher J. Twomey*	Chair
Number of Meetings	4	5	5	7
*Audit Committee Financial Expert
**Effective June 1, 2023, Ms. Howell will replace Ms. Robertson as Chair of the committee; Ms. Robertson will remain a member of the committee.

Tandem Diabetes Care	30	2023 Proxy Statement

Corporate Governance
AUDIT COMMITTEE
During 2022, our audit committee met four times (including telephonic meetings) and took no action by written consent. Each member of the audit committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules. Our board of directors has affirmatively determined that Mr. Twomey and Mr. Allen are designated as “audit committee financial experts.”
Our audit committee’s roles and responsibilities include, among others:
•appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or to provide other audit, review or attest services;
•reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;
•reviewing and discussing any alleged fraud involving management or any employee with a significant role in our internal controls over financial reporting that are disclosed to the audit committee;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
•determining the compensation of the independent auditors, and of other advisors hired by the audit committee;
•reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;
•monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;
•monitoring periodic reviews of the internal audit function;
•reviewing and assessing, on an annual basis, the adequacy of the audit committee’s formal written charter;
•reviewing related party transactions for potential conflict of interest situations on an ongoing basis, and approving or rejecting such transactions; and
•overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
COMPENSATION COMMITTEE
During 2022, our compensation committee met five times (including telephonic meetings) and took action by written consent five times. Each member of the compensation committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our compensation committee’s roles and responsibilities include, among others:
•developing, reviewing, and approving our overall compensation programs, and regularly reporting to the board of directors regarding the adoption of such programs;

Tandem Diabetes Care	31	2023 Proxy Statement

Corporate Governance
•developing, reviewing and recommending to the board of directors or approving our cash and stock incentive plans, including approving individual grants or awards thereunder, and regularly reporting to the board of directors regarding the terms of such plans and individual grants or awards;
•reviewing and approving individual and Company performance goals that may be relevant to the compensation of executive officers and other key employees;
•reviewing, recommending to the board of directors or approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees;
•reviewing and, to the extent deemed necessary or appropriate by the compensation committee, discussing with management the tables and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;
•reviewing and assessing, on an annual basis, the adequacy of the compensation committee’s formal written charter;
•delegate authority to the Chief Executive Officer or the Chief Financial Officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee; and
•overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2022, our nominating and corporate governance committee met five times (including telephonic meetings) and took no action by written consent. Each member of the nominating and corporate governance committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our nominating and corporate governance committee’s roles and responsibilities include, among others:
•identifying and screening candidates for our board of directors, and recommending nominees for election as directors;
•reviewing and assessing, on an annual basis, the performance of our board of directors and any committee thereof;
•review and discuss with management commercial insurance arrangements, exclusive of employee benefit arrangements;
•reviewing and assessing risk and risk management guidelines with respect to day-to-day operations, including and among other matters, privacy and cybersecurity;
•reviewing environmental, social and governance risks and practices;
•reviewing the structure of our board of directors’ committees and recommending to our board of directors for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;
•reviewing and assessing, on an annual basis, the adequacy of the nominating and corporate governance committee’s formal written charter; and
•generally advising our board of directors on corporate governance and related matters.

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Corporate Governance
PRIVACY AND SECURITY SUBCOMMITTEE
During 2022, our privacy and security subcommittee met seven times (including telephonic meetings) and took no action by written consent. Each member of the privacy and security committee has been determined to be an “independent director” under applicable Nasdaq rules and has relevant expertise and experience in the subject matters over which the committee has purview.
Our privacy and security subcommittee assists the nominating and corporate governance committee in its oversight of risk management and compliance functions related to cybersecurity and data privacy inherent in our business and operations, including, but not limited to, review, discussion and approval (as appropriate) of the following:
•strategic and program goals, as well as our risk profile and risk tolerance;
•the effectiveness of our overall risk management;
•procedures for identifying, measuring and reporting on cybersecurity and data privacy risks, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party risks;
•significant policies, programs, plans, controls, safeguards and insurance coverage, and proposed changes to any of the foregoing, concerning risk management;
•internal controls and procedures to prevent, detect and respond to cyberattacks and other information security incidents that threaten the availability, integrity or confidentiality of our information systems and resources, or that threaten the security of confidential or proprietary information, including personal information of our employees or users of our products and software systems;
•crisis preparedness, incident response plans and disaster recovery capabilities;
•internal programs to comply with applicable legislation and regulations, and related administrative and operational compliance functions;
•significant findings identified by senior management, regulatory agencies or our advisors, concerning risk management or compliance activities and management responses to, and/or remediation of (including timing and compensating controls), such findings;
•the capabilities and qualifications of our cybersecurity and data privacy risk professionals; and
•the appropriateness of the resources allocated to cybersecurity and data privacy risk management.

Board Meetings
During 2022, our board of directors met seven times (including telephonic meetings) and took action by written consent six times. Each director attended 100% of the meetings held by our board of directors and at least 80% of the committee meetings on which he or she served while he or she was a director during the year.
Although we do not have a formal policy regarding attendance by members of our board of directors at each annual meeting of stockholders, we encourage all of our directors to attend in person, or virtually, depending on the meeting format. In 2022, 6 members of our board of directors attended the annual meeting of stockholders.

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Corporate Governance
Board Leadership Structure
Our board of directors believes it is important to maintain flexibility in our board leadership structure to best serve the interests of our Company and stockholders at any particular time. In determining the appropriate structure, our board of directors considers multiple factors, including our business and strategic needs at the time and the composition of our board. The roles of Chair of our board of directors and Chief Executive Officer are currently separate and distinct. Our board believes separating these positions allows our Chief Executive Officer to focus on the day-to-day management of our business, while allowing our Chair to focus her primary attention on matters involving strategy, corporate governance and board oversight.
Ms. Robertson has served as the Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. In her role as Chair and as an independent director under applicable SEC and Nasdaq rules, Ms. Robertson leverages her extensive experience in management positions in the medical technology industry, as well as her background working with financial statements and implementing board processes and functions to advise the Company on identified and anticipated risks, and provides oversight of management and our board of directors, drives strategy and agenda setting at the board level, and leads executive sessions of our board of directors when only non-employees are present.
Mr. Blickenstaff, who served as Chair of our board of directors until March 2023, currently serves as a member of our board of directors.
Our board of directors also firmly supports having an “independent director” serve in a board leadership position at all times, and created a Lead Independent Director role in March 2019 primarily because Mr. Blickenstaff, the former Chair of our board of directors, and Mr. Sheridan, our President and Chief Executive Officer, did not qualify as independent directors due to their historical or current employment relationships with us. Mr. Allen served as our Lead Independent Director concurrent with Mr. Blickenstaff’s tenure as Chair of our board of directors, and his designation as Lead Independent Director was removed in March 2023 effective upon Ms. Robertson’s appointment as Chair of our board. Ms. Robertson is an independent director and therefore the Board has decided to no longer designate a separate Lead Independent Director.
While our board structure fulfills the needs of the Company at this time, our board of directors regularly assesses the most appropriate board leadership structure on a regular basis and may make changes to the structure based upon the evolving needs of our business, governance best practices, and other factors deemed relevant by our board of directors.
EXECUTIVE SESSIONS
In accordance with applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Stockholder Engagement
We have consistently demonstrated our commitment to open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success, and we seek to engage meaningfully with our stockholders to ensure their views are shared with our board of directors and management team, and actively considered in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.
While our board of directors has a fiduciary duty to our stockholders and represents their interests, our management team is primarily responsible for investor relations. Our management team believes that active stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value for our stockholders.

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Corporate Governance
In recent years, we have taken measures to evolve our executive compensation and governance practices as the Company matures. In alignment with these efforts, we have engaged in proactive stockholder outreach to solicit feedback on our practices, and to incorporate the feedback into our decision-making processes. For example, in 2022 and 2023, we conducted a formalized outreach effort to more than 25 of our largest stockholders, representing approximately 65% of our outstanding shares, to receive their feedback on our business practices, with a particular focus on environmental, social and governance matters.
Recent Changes in Response to Stockholder Feedback

•Initiated a phased elimination of our classified board structure

•Amended stock ownership guidelines for directors and executive officers to no longer include vested stock options in the value calculation

•Increased the performance-based component of our long-term incentive equity plan and further decreased the use of stock options

•Published Board Experience Matrix in this Proxy Statement
For additional information about executive compensation related changes, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders seeking to communicate with our board of directors as a whole may send such communication to: Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130, Attention: Corporate Secretary. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address, to the attention of such individual director. We will generally forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director, unless we determine that the communication is unduly hostile, threatening, illegal or otherwise unsuitable for receipt by the director. Additional information about our stockholder communication policy can be found at https://investor.tandemdiabetes.com/corporate-governance/esg.
Commitment to Environmental, Social and Governance Priorities
We are a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. We strive to accomplish this mission while providing a safe and inclusive work environment and fostering diversity among our board of directors, executives and employees. Our positively different approach to insulin therapy management is reflected in our interactions with customers and healthcare providers, product development initiatives, and commitment to continuous improvement throughout our business. Our governance policies and practices help us appropriately manage risk and live out our corporate values in an ethical, responsible, and sustainable way. Our focus on continuous improvement is prevalent throughout our business, which is evidenced in our efforts to expand and improve our environmental, social, and governance, or ESG, initiatives.

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Corporate Governance

ENVIRONMENTAL	SOCIAL	GOVERNANCE

•Preparing to occupy new LEED certified facility in Q2 2023
•Electronic waste reduction efforts:
–Product innovation (e.g., 14.5 million+ disposable batteries saved from landfills since 2012)
–More than 200,000 remote pumps updated since August 2017
–Refurbishment program for the use of key components
•Initiated project to identify a new recyclable cartridge packaging material designed to reduce weight by 25% once implemented
•Metrics in place to monitor electricity consumption, electricity cost and weight of waste
•Focused effort on understanding the environmental impact of our business with initiatives in place to support this effort

•Mission driven to improve the lives of people living with diabetes
•Board gender and ethnic diversity – female Chair appointed in March 2023
•Focus on workforce diversity, equity and inclusion
•Women hold half of our top six executive management positions.
•Concentrated efforts to maintain strong, health company culture; 90% of employees participated in 2021 and 2022 employee engagement surveys
•Corporate charitable giving contributions of more than $750,000 in 2022
•Robust learning and development program for both emerging and established leaders
•Employee health and wellness programs

•8 out of 10 independent board members
•Separate Chair and CEO positions
•Initiated the annual election of directors and the phased elimination of the classified board structure beginning in 2022
•Independent compensation evaluation
•Stock ownership guidelines - updated in January 2022
•Insider trading policy; no hedging or pledging Company securities
•Compensation clawback policy
•Majority voting standard for uncontested director elections – new in 2021
•Detailed ethics and compliance policies
•Confidential and anonymous whistleblower hotline

In March 2023, we published our inaugural Sustainable Business Report to provide stockholders with an introduction to our ESG efforts, which is posted along with other governance information, on our website at https://investor.tandemdiabetes.com/corporate-governance/esg. For additional information on our policies and programs regarding our environmental impact and sustainability, community outreach and impact, human capital management, our Company culture, diversity, equity and inclusion, organizational development, total rewards, and employee health and safety, please see our Sustainable Business Report under the captions “Environmental Impact and Sustainability,” “Community Outreach and Impact,” and our Annual Report under the caption “Human Capital.” Our Sustainable Business Report, Annual Report, and website, however, are not part of this proxy solicitation material.
CODES OF ETHICS AND CONDUCT
We have adopted a code of ethics that applies to our President and Chief Executive Officer, our Chief Financial Officer, and other senior financial officers performing similar functions, which is designed to meet the requirements of the applicable SEC rules. We have also adopted a code of ethics that applies to all of our employees, officers and directors, which is designed to meet the requirements of applicable Nasdaq rules. Each of these documents is available at https://investor.tandemdiabetes.com/corporate-governance/esg. We expect that any amendment to either code of ethics, or any waivers of their respective requirements that are applicable to executive officers or directors, will be disclosed on our website or in our future filings with the SEC.

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Compensation Discussion and Analysis
Compensation
Discussion and Analysis
This Compensation Discussion and Analysis addresses the compensation philosophy, objectives, policies and arrangements that apply to our NEOs and other senior management personnel. The purpose of this section is to provide stockholders with a thorough understanding of our 2022 executive compensation program, as well as certain compensation changes made or planned for 2023. This narrative discussion is intended to be read together with the Summary Compensation Table, and the related tables, footnotes and disclosures set forth below. References throughout this Compensation Discussion and Analysis section and in the accompanying compensation tables to the “Committee” refer to our Compensation Committee.
Executive Summary

NAMED EXECUTIVE OFFICERS In accordance with SEC rules, our NEOs as of December 31, 2022 were:	John F. Sheridan President and Chief Executive Officer, and member of our board of directors	Leigh A. Vosseller Executive Vice President, Chief Financial Officer and Treasurer	David B. Berger Executive Vice President and Chief Operating Officer

	Elizabeth A. Gasser Executive Vice President and Chief Strategy Officer	Brian B. Hansen Executive Vice President and Chief Commercial Officer	Susan M. Morrison Executive Vice President and Chief Administrative Officer

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Compensation Discussion and Analysis
2022 BUSINESS HIGHLIGHTS
Since launching our t:slim insulin pump in 2012, we have transformed our Company from a domestic venture-backed insulin pump start-up to a self-sustaining, global diabetes technology company. As a result, we have meaningfully contributed to the expansion of the United States insulin pump market, which has grown by more than 55% to approximately 800,000 people, of which Tandem customers represent more than 30%. Outside the United States, we have approximately 130,000 customers using a t:slim X2 pump in approximately 25 different countries after only four full years of commercial sales.
In 2022, we continued to increase our record-high customer base to new levels with more than 420,000 in-warranty customers worldwide now using the t:slim X2 for their insulin therapy needs. This achievement was demonstrated while we navigated two unfavorable market dynamics in the U.S., which scaled throughout the year. These included challenging economic conditions, including inflation and threat of recession, and intensifying competition. Outside the United States, our 20% growth in people adopting our t:slim X2 pump was masked due to variability in ordering patterns as a result of broader supply chain challenges. These pressures were partially offset by our strong growth in the overall number of our existing customers purchasing renewal pumps, but also the rate of renewals, as the proportion of people eligible to renew who actually renewed increased steadily throughout the year. This, coupled with the strong retention of our in-warranty customers, demonstrates the high level of satisfaction people experience with our technology. This is a reflection of the overwhelming positive sentiment for our Control-IQ technology by customers and healthcare providers worldwide, with high regard for the immediate and sustained benefits it offers. This, in combination with the positive experience our customers report having with our technology and services, demonstrates that we are advancing our mission to improve the lives of people with diabetes.
The information below highlights some of the important progress made in our business during 2022:

Commercial Execution and Financial Growth	Operating Effectiveness and Financial Management	Product Pipeline Advancements

•Increased worldwide installed base ~30% to approximately 420,000 customers.	•Achieved 7% Adjusted EBITDA Margin*	•Received U.S. FDA clearance and launched a feature that allows t:slim X2 customers to bolus using our t:connect Mobile App on Android and iOS devices.

•Achieved 2022 sales exceeding $800 million, setting quarterly records throughout the year.	•Ended the year with cash and short-term investments of $617 million.	•Submitted a 510(k) pre-market notification to the U.S. FDA for the Mobi Insulin Delivery System.

•Expanded worldwide insulin pump market with approximately half of new U.S. customers adopting t:slim X2 from using multiple daily injection.	•Reinvested positive cash flow into R&D spending and strategic investments and acquisitions to drive long-term product pipeline.
•Executed on our five-year product strategy with the acquisitions of Capillary Biomedical and AMF Medical SA in support of a portfolio approach to meet the needs of different segments of people living with diabetes.

*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. GAAP refers to accounting principles generally accepted in the United States of America. EBITDA is defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts for the change in fair value of common stock warrants, non-cash stock-based compensation expense, acquired in-process research and development, and revenue adjustments for the Tandem Choice technology access program. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by non-GAAP sales.

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Compensation Discussion and Analysis
The following charts illustrate two of our key metrics and financial results during the past four years:
2022 COMPENSATION OVERVIEW
We entered 2022 expecting our business to achieve:
•Substantial increases in product shipments and sales, both in the United States and outside the United States;
•Improvement in our operating and gross margins;
•Positive cash flow from operations; and
•Various goals relating to our customer satisfaction and a new product submission to the U.S. Food and Drug Administration for the clearance of a new product.
When designing our 2022 executive compensation program, the Committee considered a number of factors, including the business objectives set forth above, the 2022 budget approved by our board of directors, and the intense competition for executive talent within the medical device and technology industries, both generally and within the geographic regions in which we operate. In addition, the Committee considered the continued importance of retaining and motivating our employees during uncertain global macroeconomic conditions and a particularly competitive environment for talent.
In making compensation decisions for 2022, the Committee focused on several key factors of our executive compensation program, as follows:
•Stockholder feedback in response to our engagement outreach;
•A peer group analysis performed by our independent compensation consultant;
•Reviewing total NEO compensation compared to the 60th percentile of the peer group;
•Allocating a meaningful proportion of the total cash compensation opportunity to our annual short-term cash incentive plan, under which executives are only eligible to receive cash bonuses upon the achievement of certain predetermined financial and operational performance goals; and
•Allocating a meaningful proportion of the total compensation opportunity to longer-term incentive equity awards aligning with the interests of our stockholders.

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Compensation Discussion and Analysis
Each of these factors and their impacts on our 2022 executive compensation program are explained in more detail on the following pages.
KEY COMPENSATION GOVERNANCE ATTRIBUTES
We have incorporated a number of compensation governance best practices over time, which are discussed in the table below:

What We Do		What We Don’t Do

☑	Pay-for-performance philosophy	✗	No employment agreements
☑	Independent compensation consultant	✗	No excise tax gross up provisions
☑	Compensation committee comprised solely of independent directors	✗	No guaranteed bonuses or equity awards
☑	Comprehensive peer group analysis updated annually	✗	No employee stock plan evergreen provisions
☑	“Double trigger” change-in-control benefits	✗	No hedging or pledging of our securities
☑	Multiple financial and strategic measures used to determine cash incentive payouts to encourage strong performance across the business	✗	No repricing of options or issuance of discounted equity awards
☑	Stock ownership guidelines applicable to executive officers and directors
☑	Clawback policy applicable to cash bonus and equity incentive compensation
☑	Significant amount of incentive compensation as a proportion of total compensation

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Compensation Discussion and Analysis
Executive Officers
The executive officers on our management team, and their respective ages and positions with us as of December 31, 2022, are as follows:

Name	Age	Position

John F. Sheridan	67	President, Chief Executive Officer
David B. Berger	53	Executive Vice President and Chief Operating Officer
Rick A. Carpenter	59	Chief Technical Officer
Elizabeth A. Gasser	47	Executive Vice President and Chief Strategy Officer
Brian B. Hansen	55	Executive Vice President and Chief Commercial Officer
Shannon M. Hansen	57	Senior Vice President, General Counsel, Chief Compliance Officer, Chief Privacy Officer and Secretary
James A. Leal	59	Senior Vice President, Operations
Susan M. Morrison	43	Executive Vice President and Chief Administrative Officer
Leigh A. Vosseller	50	Executive Vice President, Chief Financial Officer and Treasurer
Below is information with respect to the business experience of each of our officers who comprise our executive management team. A biography for Mr. Sheridan can be found in the section entitled “Proposal 1: Election of Directors” above under the caption “Nominees for Director.”
David B. Berger has served as our Executive Vice President and Chief Operating Officer since February 2022 and is responsible for the Company’s manufacturing, supply chain, quality, regulatory and clinical functions. He previously served as our Chief Business Operations and Compliance Officer since November 2020, as our Executive Vice President, Chief Legal and Compliance Officer since April 2019, and as General Counsel since August 2013. From January 2008 until August 2013, Mr. Berger was employed at Senomyx, Inc., a taste science company, where he most recently served as Senior Vice President and General Counsel. From April 2003 until October 2007, Mr. Berger was responsible for all commercial aspects of legal affairs at Biosite Incorporated, Biosite, a provider of medical diagnostic products, most recently serving as Vice President, Legal Affairs. Previously, Mr. Berger was an attorney at Cooley Godward LLP and Amylin Pharmaceuticals, Inc. Mr. Berger holds a B.A. in Economics from the University of California, Berkeley and a J.D. from Stanford Law School.
Rick A. Carpenter has served as our Chief Technical Officer since November 2021. Prior to joining our Company, Mr. Carpenter served from February 2020 as the Senior Vice President of Engineering at Inseego Corporation, where he led the worldwide engineering team and was responsible for device hardware and software, cloud software, quality assurance, regulatory and product certification and technical account management. From April 2017 to January 2020, he was the General Manager of the IoMT Business and the Senior Director of Engineering at Capsule Technologies, a company that integrates medical devices and wearables into a secure medical grade system that collects data and provides it to healthcare professionals for patient monitoring. Prior to that, from May 2009 until March 2017, Mr. Carpenter served as the Senior Vice President of Engineering at Smith Micro Software. Earlier in his career, he held various engineering development and leadership roles at Nextwave Wireless, Sierra Wireless, General Dynamics, Motorola and Denso. Mr. Carpenter received a B.S. in Computer Science from The University of Texas Permian Basin, and completed coursework for an MS in Computer Science from The University of Texas at Arlington.

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Compensation Discussion and Analysis
Elizabeth A. Gasser has served as our Executive Vice President and Chief Strategy Officer since June 2021 and is responsible for the Company’s strategy, corporate development, product management, behavioral sciences, and competitive intelligence functions. She previously served as our Executive Vice President, Strategy and Corporate Development since January 2020. Prior to joining our Company, Ms. Gasser served from June 2017 as an independent adviser providing strategic and corporate development solutions to boards and executive teams. From January 2016 to June 2017 she was Vice President of Corporate Strategy at QUALCOMM Technologies, Inc. (QTI), a subsidiary of QUALCOMM Incorporated (Nasdaq: QCOM), a global leader in the development and commercialization of technologies and products used in mobile devices and other wireless products. Prior to that, from November 2012 to January 2016 she was Vice President of Strategic Development at QTI, after serving in other strategic related roles of increasing responsibility beginning in 2006. Ms. Gasser holds a B.A. and an M.A. in Economics from the University of Cambridge.
Brian B. Hansen has served as our Executive Vice President and Chief Commercial Officer since February 2016. Prior to joining our Company, Mr. Hansen served from September 2014 as Chief Commercial Officer of Adaptive Biotechnologies Corp. From May 2013 to September 2014, Mr. Hansen served as Head of Commercial, Sales and Marketing, of Genoptix, a Novartis Company. From December 2005 to February 2013, he served in various roles of increasing responsibility at Gen-Probe, Inc., a medical diagnostics company, most recently serving as Senior Vice President, Global Sales and Services from January 2012 to February 2013. Mr. Hansen received a B.S. in Business Administration from the University of Missouri-Columbia, and an M.B.A. from the School of Business at San Diego State University.
Shannon M. Hansen has served as Senior Vice President, General Counsel, Chief Compliance Officer, Chief Privacy Officer and Secretary since January 2022 and is responsible for the Company's legal, compliance and privacy functions. Before joining our Company, Ms. Hansen served as General Counsel, Corporate Secretary and Chief Privacy Officer at Alto Pharmacy from April 2020 to September 2021, where she oversaw the development of the legal, privacy and compliance functions. Before her role at Alto Pharmacy, she held various leadership roles at Abbott, including Division Vice President & Associate General Counsel, Patents from June 2017 to February 2020, Division Vice President and Associate General Counsel for the Diabetes, Vascular and Structural Heart divisions from June 2015 to June 2017, as well as other leadership roles for the Diabetes Division from May 2009 to May 2015. In August 2021, Ms. Hansen began serving as an Independent External Audit and Supervisory Board Member for PHC Holdings Corporation. Earlier in her career, she served as a partner at Kirkland & Ellis LLP, and worked in the Solicitor’s Office at the United States Patent and Trademark Office. Ms. Hansen holds a B.S. in Chemical Engineering from Carnegie Mellon University, and a J.D. from Stanford Law School.
James A. Leal, Ph.D. has served as our Senior Vice President, Operations since August 2017. Dr. Leal joined our Company in October 2010 as Vice President, Operations. Previously, Dr. Leal was the Vice President of Manufacturing and Field Support for Volcano Corporation and held Director roles with CardioNet, Inc. and Digirad Corporation. Earlier in his career, he held Senior Engineering roles with FlipChip Technologies and Hughes Aircraft Company. He has won several awards including a Hughes Aircraft Doctoral and Masters Fellowship and was a recognized nominee for Most Promising Hispanic Engineer of the Year Award. Dr. Leal is a University of Arizona graduate with a B.S. in Metallurgical Engineering, and both an M.S. and a Ph.D. in Materials Science and Engineering.
Susan M. Morrison has served as an Executive Vice President since December 2017 and as our Chief Administrative Officer since September 2013, and is responsible for the Company’s investor relations, corporate communications, program management, human resources and facilities functions. Prior to that time she served in successive leadership positions for our Company since November 2007, including Vice President, Human Resources, Corporate and Investor Relations and Director, Corporate and Investor Relations. Prior to joining our Company, Ms. Morrison held various positions in Corporate and Investor Relations at Biosite from August 2003 through November 2007. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.

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Compensation Discussion and Analysis
Leigh A. Vosseller has served as our Executive Vice President, Chief Financial Officer, and Treasurer since June 2018, and served as Senior Vice President, Chief Financial Officer and Treasurer from January 2018 to May 2018. Ms. Vosseller is our principal financial and accounting officer. She joined us as Vice President of Finance in 2013 and was promoted to Senior Vice President of Finance in August 2017. Prior to that time, she served as Vice President and Chief Financial Officer at Genoptix, beginning in 2011, after initially joining Genoptix in 2008. Prior to that she held a senior finance position at Biosite where she played a key role in developing the financial and administrative infrastructure for international expansion. Since January 2021, Ms. Vosseller has served as a director and chair of the finance committee of Girls Inc. of San Diego, a non-profit organization that provides STEM-focused, research-based programming to underserved girls in the community. Ms. Vosseller is a certified public accountant (inactive) and holds a B.S. in Accounting from Missouri State University.
Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain talented executives with the skills needed to manage and staff a demanding and high-growth business in a rapidly evolving, competitive and highly regulated industry, while motivating them to create long-term value for our stockholders. There is significant competition for talented executives, especially in the medical device and technology industries both generally and in the geographic regions in which we operate. When establishing our executive compensation program, the Committee is guided by the following four principles:
•Attract, retain and motivate executives with the background and experience required for our future growth and success;
•Provide a total compensation package that is competitive with other companies in the medical device and technology industry that are similar to us in size and stage of growth;
•Align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and
•Apply a pay-for-performance philosophy by tying a meaningful portion of potential total short- and long-term compensation to the achievement of predetermined objectives that are important to our growth and success, which can increase or decrease to reflect achievement with respect to the objectives.
ROLES AND RESPONSIBILITIES
A well-designed, implemented, and communicated executive compensation program is important to the growth and success of our business. As such, the Committee, together with input from its independent compensation consultant and management, where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group typically has a specific role in the process.
Compensation Committee
The Committee is comprised solely of directors who qualify as “independent directors” under Nasdaq rules and also meet the heightened independence requirements under SEC rules. The Committee is primarily responsible for developing, reviewing and approving our executive compensation program, including the compensation arrangements that apply to our NEOs, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the Committee is responsible for overseeing our short-term cash and long-term equity incentive plans, including approving individual grants or awards thereunder (subject to the delegation of limited discretion to certain executive officers to approve individual grants or awards to employees below the executive level). The Committee is also responsible for approving performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.

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Compensation Discussion and Analysis
The Committee evaluates the total compensation of our NEOs and other executives relative to available compensation information from companies in our industry that are similar to us based on a number of factors, including size and stage of growth. The Committee’s historical practice has been to benchmark our total executive compensation to just above market at the 60th percentile compared to relevant survey data, in order to compete in the market for talented executives. However, this is only the starting point for the Committee’s determination of compensation, and it retains the discretion to adjust executive compensation based on a number of factors, including changes to our peer group, changing pay practices in our industry, executive retention concerns, individual executive performance, and overall Company performance.
The Committee has not established any formal policies or guidelines for allocating between long-term and short-term compensation, or between cash and equity compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the Committee relies on its judgment and experience, as well as significant feedback from its independent compensation consultant, rather than adopting a formulaic approach to compensation decisions.
Management
Historically, our President and Chief Executive Officer, our Executive Vice President and Chief Administrative Officer, and our Senior Vice President, Human Resources and Organizational Development, have provided input and recommendations to the Committee on the compensation of executive officers and other senior management personnel. In addition, representatives from our finance and legal functions have provided information or recommendations to the Committee regarding incentive program design. The Committee reviews this input and information and considers these recommendations. However, all decisions affecting executive officer compensation are made by the Committee, in its sole discretion.
Independent Compensation Consultants
The Committee has sole authority to engage and retain independent compensation consultants and to directly oversee their work and compensation.
In August 2020, the Committee engaged WTW (formerly known as Willis Towers Watson) as its independent compensation consultant, to provide advisory services. These services included advising the Committee on the selection of an appropriate peer group of other publicly traded healthcare companies, collecting and analyzing compensation data from those companies, and performing an independent review of our compensation practices for our executive officers, as well as our non-employee directors, as compared to the peer group. The Committee selected WTW based on its experience providing expert, strategic and research-driven executive compensation advice to help companies balance talent and governance risks while driving business performance. In addition, the Committee assessed whether work performed or advice rendered by WTW would raise any conflicts of interest and determined that there are no conflicts of interest with respect to this advisor.
KEY CONSIDERATIONS
In designing our 2022 executive compensation program, stockholder feedback and WTW analysis and advisory services were key considerations for the Committee.
Stockholder Advisory Vote on Executive Compensation
At our 2022 annual meeting of stockholders, 98.45% of our stockholders approved, on a non-binding, advisory basis, the compensation of our NEOs (i.e., our “say-on-pay” proposal).
Our board of directors has adopted a policy providing for annual “say-on-pay” votes, which was approved by our stockholders in 2019. Our board of directors believes that allowing our stockholders to vote on our executive compensation practices on an annual basis aligns with market best practices and provides our stockholders with an important opportunity to provide meaningful feedback to us.
A vote on the frequency of future “say-on-pay” votes (commonly known as a “say-on-frequency” vote) is required every six years. Accordingly, we currently expect to hold the next “say-on-frequency” vote at our 2025 annual meeting of stockholders.

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Compensation Discussion and Analysis
Additional Compensation Plan Considerations
In addition to stockholder feedback and independent compensation consultant analysis and input, in designing our executive compensation program the Committee also takes into account various factors, including:
•Overall compensation strategy, philosophy and objectives;
•Criticality of individual roles and positions;
•Historical and current compensation levels;
•Employee tenure;
•Relative compensation levels across the executive team;
•Existing levels of equity ownership;
•Prior equity grants, including associated vesting schedules, inherent economic value and perceived retentive value; and
•Individual factors specific to each NEO, including, but not limited to, experience, performance, leadership and expertise.
In addition, the Committee reviews market factors including peer group and market survey data, as discussed below.
MARKET FACTORS
Peer Group
WTW was engaged by the Committee to develop a set of peer group companies for use as a point of comparison in benchmarking 2022 compensation for executive officers and non-employee directors. Data compiled from this peer group was used as a baseline reference by the Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation, for our executive officers.
The inputs used to identify the peer group companies reflect the Global Industry Classification Standard and the determination of such companies included review of companies traded on major U.S. stock exchanges, companies classified in the health care equipment and health care services industries, and revenue. The revenue for our 2022 peer group companies generally fell within a range of approximately 0.5x to 2.5x our projected 2022 revenue. However, not every company in our 2022 peer group satisfied each criterion and the Committee applied its judgment and experience in making final determinations for the companies included in the peer group. For example, Dexcom exceeded our target criteria range, but the Committee determined that they should be included in our 2022 peer group because of their strong similarities to our business operations and industry.
Our worldwide sales for 2021 were approximately $703 million, or an increase of 41% compared to 2020. This substantial year-over-year growth was considered in determining our 2022 peer group. Based on the factors discussed above, our 2022 peer group is comprised of the 18 companies listed below, all of which were part of our 2021 peer group:

Abiomed	Cryolife	ICU Medical	Nevro
AtriCure	Dexcom	Inogen	Quidel
BioTelemetry	Glaukos	Insulet	STAAR Surgical
Cardiovascular Systems	Globus Medical	iRhythm Technologies
CONMED	Haemonetics	Masimo
We consider these companies to be our peers solely for executive and director compensation comparison purposes.

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Compensation Discussion and Analysis
Compensation Survey Data
To supplement data regarding the peer group companies where sufficient information is not available or where the Committee requests further information, the Committee also reviews from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. WTW has used data specific to our business in terms of industry, size and geographic location when providing this additional information to the Committee. In addition, for prospective new hire candidates, the Committee reviews information from these compensation surveys as a factor in the development of compensation offers.
Compensation Elements
The Committee, with assistance from our independent compensation consultant and management, has developed an executive compensation program consisting of several key components. Each element of compensation has a specific purpose and they work together to advance our overall pay-for-performance compensation philosophy and support our compensation objectives. We believe the compensation elements are generally consistent with those paid to or awarded by our peer group companies.
Based on the information provided by our independent compensation consultants, the executive compensation program for our NEOs generally consists of a:
•Base salary;
•Short-term cash incentive program;
•Long-term equity incentive program; and
•Other benefits.
BASE SALARY
The purpose of this element is to provide a fixed compensation amount to each NEO in return for performance of core job responsibilities. We pay base salaries to attract and retain executives with the necessary experience to contribute to our future growth and success. The Committee establishes base salaries after reviewing peer group compensation data and considering a number of the other factors discussed above, including each executive officer’s title and responsibility level, tenure with us, individual performance and business experience. Salaries are reviewed and potentially adjusted annually, or more frequently if the Committee deems necessary or appropriate.
The base salary for each of our NEOs was generally shown to be in alignment with benchmark data at the 60th percentile. Accordingly, a merit increase of approximately 3% was provided to each of our NEOs in 2022.

Name	2022 Base Salary(1)	2021 Base Salary	Percent Change

John F. Sheridan	$710,700	$690,000	3%
Leigh A. Vosseller	$437,091	$424,360	3%
David B. Berger	$437,091	$424,360	3%
Elizabeth A. Gasser	$437,091	$424,360	3%
Brian B. Hansen	$437,091	$424,360	3%
Susan M. Morrison	$437,091	$424,360	3%
1)The 2022 base salary for each of our NEOs was effective as of February 21, 2022.

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Compensation Discussion and Analysis
SHORT-TERM CASH INCENTIVE PROGRAM
The purpose of this element is to reward executives for achieving pre-established financial and strategic goals that the Committee believes are critical to our short-term success and the creation of long-term stockholder value. Target short-term incentive opportunities are expressed as a percent of base salaries and reviewed as part of the Committee’s annual compensation analysis, which includes an assessment of each NEO’s title and level of responsibility, and perceived ability to impact overall Company results.
2022 SHORT-TERM CASH INCENTIVE PROGRAM TARGETS
In 2022, no changes were made to the short-term incentive bonus percentage targets for the NEOs compared to 2021. The 2022 base salary, target bonus percentage and target cash bonus amount for each NEO is set forth in the table below:

Name	2022 Base Salary	Target Bonus Percentage	Target Cash Bonus

John F. Sheridan	$710,700	100%	$710,700
Leigh A. Vosseller	$437,091	60%	$262,255
David B. Berger	$437,091	60%	$262,255
Elizabeth A. Gasser	$437,091	60%	$262,255
Brian B. Hansen	$437,091	60%	$262,255
Susan M. Morrison	$437,091	60%	$262,255
2022 SHORT-TERM CASH INCENTIVE PROGRAM SUMMARY AND RESULTS
The 2022 short-term cash incentive program is referred to as our 2022 Cash Bonus Plan. The 2022 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives, a significant product development milestone, and customer-related objective for 2022. Based on stockholder feedback, our plan design has 3 components with minimum and outperformance thresholds for each component of the plan. In addition, payments for outperformance achievements are capped at 200% for each component of the plan. The metrics were selected by the Committee as representative measures of overall corporate performance for the fiscal year in February 2022 and were consistent with the 2022 budget approved by our board of directors at that time. These metrics were determined to be appropriately rigorous as an interim step toward meeting our longer-term growth and financial objectives.
2022 Cash Bonus Plan Components and Weighting

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Compensation Discussion and Analysis
The goals associated with each component of the 2022 Cash Bonus Plan were set at the beginning of the year, and the Company’s performance against these goals was reviewed with the Committee periodically throughout 2022. For the financial performance objectives, a minimum threshold of 90% of the revenue target had to be achieved for 50% bonus to be earned. For achievement of 110% or greater of the revenue target, up to 200% of the bonus may be earned. For the portion of the cash bonuses that relates to product development, a regulatory submission must be completed within a required time period. In addition, there are predefined time periods serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan. For the portion of the cash bonuses that relates to customer satisfaction, an annual metric must be achieved with predefined metrics serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan.
The following table shows each of the components of the 2022 Cash Bonus Plan, their respective weightings, our level of achievement for each component as determined by the Committee, and the calculation of the payout for each component:

Component	Weighting	Metrics	Level of Achievement Compared to Target	Weighted % of Total Payout

Financial Performance Objective	80%	Reported revenue compared to pre-established target, representing 15% growth (following confirmation that Adjusted EBITDA Margin threshold has been achieved)*	90%	40.8% (payout calculated on a straight-line basis between the 50% minimum and 100%)
Product Development Objective	10%	Timing of regulatory submission for the Mobi Insulin Pump	—%	—%
Customer Satisfaction	10%	Actual customer satisfaction key performance indicator scores compared to target	100%	10%
Payout Percentage Under 2022 Cash Bonus Plan				50.8%
**EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measure. GAAP refers to accounting principles generally accepted in the United States of America. EBITDA is defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts for the change in fair value of common stock warrants, non-cash stock-based compensation expense, acquired in-process research and development, and revenue adjustments for the Tandem Choice technology access program. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by non-GAAP sales.
Based on these achievements, the Committee approved cash bonuses to our NEOs in February 2023 in the amounts set forth opposite their names in the table below:

Name	Total 2022 Cash Bonus (1)

John F. Sheridan	$359,418
Leigh A. Vosseller	$132,628
David B. Berger	$132,628
Elizabeth A. Gasser	$132,628
Brian B. Hansen	$132,628
Susan M. Morrison	$132,628
1)Bonus calculations are based on 2022 salaries paid.

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Compensation Discussion and Analysis
The performance-based cash bonuses paid to our NEOs pursuant to the 2022 Cash Bonus Plan were directly aligned with our financial performance, the achievement of critical strategic and operational objectives. Overall, the Committee believes the cash bonuses reflect our strong pay-for-performance philosophy.
LONG-TERM INCENTIVE EQUITY COMPENSATION PROGRAM
We leverage long-term incentive (“LTI”) equity as a component of our executive compensation program to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in the value of our Company through the grant of equity-based awards. The executives’ interests are aligned with those of our stockholders because, as the value of our Company increases over time, the value of the executives’ equity grants increases as well. The Committee also believes that granting equity awards that vest upon the achievement of long-term performance metrics supports our pay-for-performance philosophy, while granting equity awards that vest over time promotes the retention of our executives.
Our board of directors and stockholders have approved our 2013 Plan, which allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock awards, stock appreciation rights, and restricted stock units (“RSUs”). Since 2019, the Committee has continued to evolve the long-term incentive equity programs for our NEOs to reflect incentives aligned with the Company’s maturation and evolving governance practices in response to stockholder feedback. For example, in 2020, the Committee evolved our NEO equity compensation model from issuing predetermined, fixed share-denominated option awards to predetermined, value-denominated equity awards. In 2021, we also began including PSUs, in addition to RSUs and options, and scaled the weighting of the PSUs in 2022.
Although the Committee has not yet made awards to our CEO during the current year, in 2023 we intend to further increase the weighting of the PSU component of his LTI plan so that PSUs represent 50% of Mr. Sheridan’s LTI opportunity, and RSUs and options each represent 25% of his LTI opportunity. In addition, the Committee plans to include a total stockholder return (“TSR”) metric compared to the Russell 3000 index for a portion of his PSU targets. The Committee plans to continue executing its strategy to evolve the Company’s compensation practices, while attracting, motivating and retaining top executive talent who are dedicated to the future growth and success of our business.
Long-Term Incentive Equity Progression

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Compensation Discussion and Analysis
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain pre-determined goals) and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of RSUs allow the program to support retention throughout a full business cycle. When determining the type, number and value of equity awards to be granted to each executive, the Committee generally considers several factors, including WTW’s analysis based on data from our peer group companies, the title and level of responsibility of the executive, the executive’s tenure with us, survey information regarding the level of equity ownership by executives with similar titles and levels of responsibility, and other compensation survey data. The Committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as revenue growth achievement, completing or receiving regulatory clearance or approval to commercialize products.
2022 LTI Equity Compensation Program
In May 2022, in light of the various factors described above, and based on data provided by WTW, the Committee approved equity award values to each of our NEOs pursuant to our 2013 Plan as set forth in the table below:

Name	Aggregate Value of Performance Stock Units ($)	Aggregate Number of Performance Stock Units (#)	Aggregate Value of Restricted Stock Units ($)	Aggregate Number of Restricted Stock Units (#)	Aggregate Value of Option Awards ($)	Aggregate Number of Option Awards (#)
	65.28				42.204825
John F. Sheridan	$1,700,348	26,047	$1,751,854	26,836	$1,700,348	40,288
Leigh A. Vosseller	$360,541	5,523	$371,508	5,691	$360,598	8,544
David B. Berger	$360,541	5,523	$371,508	5,691	$360,598	8,544
Elizabeth A. Gasser	$360,541	5,523	$371,508	5,691	$360,598	8,544
Brian B. Hansen	$360,541	5,523	$371,508	5,691	$360,598	8,544
Susan M. Morrison	$360,541	5,523	$371,508	5,691	$360,598	8,544
Each of the PSUs has a grant date fair value of $65.28 per share and vests based on three year criteria that correlate with the number of regulatory submissions filed for new delivery devices or Automated Insulin Dosing (AID) indications, which will be measured at the end of 2024 and paid in 2025. Each of the RSUs has a grant date fair value of $65.28 per share and vests over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the grant date, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months, subject to continued employment and the terms of the 2013 Plan. Each of the stock options has an exercise price of $65.28 per share and vests over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 67% of the shares vesting in equal monthly installments over the remaining 24 months, subject to continued employment and the terms of the 2013 Plan.
When establishing the plan design for the PSUs issued as part of the Company’s 2022 LTI equity program, the Committee identified that executing on its product portfolio strategy through the launch of new products was a key driver of long-term stockholder value, and in support of the Company’s priority to achieve meaningful sales growth, while improving gross margin and operating margin. We consider the number of regulatory submissions targeted to be commercially sensitive, and so are not disclosing the forward-looking goal due to risk of competitive harm, but will disclose the number on a backwards looking basis following the close of performance period. The PSU component of our 2022 LTI plan is as follows:

Target Metric	Weighting

Number of regulatory submissions filed for new delivery devices or AID Indications in the three year period between 2022 and 2024	60%

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Compensation Discussion and Analysis
Performance determination under the 2022 LTI plan is as follows:

Number of Regulatory Filings for New Delivery Devices or Automated Insulin Delivery Indications	Performance as a Percent to Target	Payout Factor*

Maximum	115%	200%
Target number of Regulatory Filings	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	—%
*The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200%
2023 COMPENSATION DECISIONS
In 2022, notwithstanding our notable financial and commercial success, we only partially achieved our company goals and as a result there was a decline in stockholder value. In alignment with our pay-for-performance philosophy, our NEOs did not earn their targeted compensation for the year and agreed there should be no increase in their salary or bonus target in 2023.
The Committee aligns its LTI award timing with its annual meeting of stockholders. Although awards have not yet been made to our NEOs during the current year, in 2023 the Committee intends to further increase the weighting of the PSU component of our Chief Executive Officer’s LTI plan so that PSUs represent 50% of his LTI opportunity, RSUs represent 25% and options represent 25% of his LTI opportunity. In addition, the Committee plans to include a Total Stockholder Return metric for a portion of his PSU targets. The Committee plans to continue executing its strategy to evolve the Company’s compensation practices, while attracting, motivating and retaining top executive talent who are dedicated to the future growth and success of our business.
These decisions will be more fully discussed in the proxy statement for our annual meeting of stockholders to be held in 2024.
BROAD-BASED BENEFIT PROGRAMS
All full-time employees may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.
We have adopted a defined contribution 401(k) plan for the benefit of our employees. Employees are eligible to participate in the plan beginning on the first day of the calendar quarter following their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. In 2022, we began offering a 401(k) match to all participating employees, which is a feature we did not offer historically.
We also offer a standard benefits package that we believe is necessary to attract and retain key executives. Our NEOs are eligible to participate in our health and welfare benefit programs on terms consistent with those of our other employees, including employer-sponsored disability and life insurance.
Compensation Governance
COMPENSATION RISK ASSESSMENT
We assess whether our compensation programs and strategy encourage undue or inappropriate risk taking by our executive officers and other employees. We believe that, although a portion of the compensation provided to our executive officers and other employees is subject to the achievement of specified Company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe our compensation programs are reasonably likely to have a material adverse effect on us.

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Compensation Discussion and Analysis
STOCK INCENTIVE PLANS
As of December 31, 2022, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options, weighted-average exercise price of outstanding options, and number of shares remaining available for future issuance under our 2006 Stock Incentive Plan and 2013 Plan are set forth in the table below.
As of December 31, 2022, the number of shares reserved for issuance, number of shares issued, and number of shares remaining available for future issuance under our 2013 Employee Stock Purchase Plan (“ESPP”), are also set forth in the table.
We do not have any stock incentive plans that have not been approved by our stockholders.

Name	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Awards	Weighted-Average Exercise Price of Outstanding Options (per share)	Number of Shares Remaining Available for Future Issuance

2006 Plan	268,560	199,884	24,352	$59.91	—
2013 Plan	11,725,694	5,355,058	6,251,793	$40.95	118,843
ESPP	2,264,725	1,311,310	—	$—	953,415
2006 Stock Incentive Plan
Our 2006 Plan was originally approved by our board of directors in September 2006, was subsequently approved by our stockholders in July 2007 and was most recently amended in April 2013. We had 24,352 shares of our Common Stock for reserved issuance pursuant to awards that were outstanding under our 2006 Plan as of December 31, 2022.
2013 Stock Incentive Plan
Our board of directors and our stockholders have approved our 2013 Plan. Our 2013 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.
We had an aggregate of 118,843 shares of our Common Stock reserved for issuance under our 2013 Plan as of December 31, 2022. As of December 31, 2022 we had outstanding awards to issue 6,251,793 shares of our Common Stock under our 2013 Plan.
2023 Long-Term Incentive Plan
Our board of directors approved our 2023 Long-Term Incentive Plan in March 2023 and we are asking our stockholders to approve the 2023 Plan at the Annual Meeting. Once approved by stockholders, the 2023 Plan will replace the Company’s 2013 Stock Incentive Plan, which has a scheduled expiration date of November 15, 2023. Our board of directors believes that granting long-term incentives in the form of equity-based awards is crucial for promoting our long-term financial growth and stability, thereby enhancing stockholder value. Under the 2023 Plan, we will be able to grant up to 2,634,000 shares of our Common Stock, in the form of new Awards.
2013 Employee Stock Purchase Plan
Our board of directors and our stockholders have approved our ESPP. The purpose of our ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert efforts toward our growth and success. Our ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

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Compensation Discussion and Analysis
Our ESPP authorizes the issuance of shares of our Common Stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. We had an aggregate of 953,415 shares of our Common Stock reserved for issuance under our ESPP as of December 31, 2022.
PAY RATIO DISCLOSURE
In accordance with applicable SEC rules, we determined that the 2022 annualized total compensation of the median compensated employee of all our employees who were employed as of November 1, 2022, other than our Chief Executive Officer at that time, Mr. Sheridan, was $82,629. Mr. Sheridan’s 2022 annualized total compensation was $6,378,515. Among other items, total compensation includes base salary, cash incentive awards and equity-based compensation awards (valued based on the grant date fair value of awards granted during 2022), calculated as of December 31, 2022. As calculated in this manner, Mr. Sheridan’s 2022 annual total compensation was approximately 77 times that of the 2022 annualized total compensation of our median compensated employee.
To identify the median compensated employee consistent with SEC rules, we used base salary for 2022 as a measure of annual total compensation. As of November 1, 2022, we had 2,525 employees who were employed and not on leaves of absence, consisting of 2,490 U.S. employees, and 35 employees located in Canada and Europe. As permitted by applicable SEC rules, we did not include any of our 35 employees located outside the United States, consisting of approximately 1% of our total employee population, pursuant to the de minimis exemption for foreign employees. Except for these foreign employees, we did not exclude from the calculation of the median employee any other employees pursuant to any other permitted exemptions. We did not apply any cost-of-living adjustments as part of the calculation.
We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.
However, because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies (including other companies within our peer group) may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PAY VERSUS PERFORMANCE TABLE
The table below sets forth the following information for the past three fiscal years: (i) the total compensation for our principal executive officer (“PEO”) and average total compensation for our non-PEO named executive officers (“NEOs”) ; (ii) the “compensation actually paid” to our PEO and the average compensation actually paid to our non-PEO NEOs (as determined under SEC rules); (iii) our TSR; (iv) the TSR of the Russell 3000 Index ; (v) our net income (loss); and (vi) our Company-selected financial measure, sales. “Compensation actually paid” does not represent the value of cash and shares of our Common Stock received by NEOs during the year, but rather is an amount calculated under SEC rules and includes year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, amounts under the caption “Compensation Actually Paid” below differ from compensation actually received by our NEOs and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Company TSR(4)	Russell 3000 Index TSR(4)	Net Income (loss) ($ in millions)	Sales ($ in millions)
2022	$6,378,515	$(8,343,937)	$1,746,125	$(3,175,063)	$75	$119	$(94.6)	$801.2
2021	$5,739,882	$16,412,581	$1,616,639	$5,058,736	$253	$147	$15.6	$702.8
2020	$3,790,739	$11,403,151	$1,956,362	$6,027,149	$161	$117	$(34.4)	$498.8
1) John F. Sheridan, our Chief Executive Officer, was our PEO for each year reported.

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Compensation Discussion and Analysis
2) The non-PEO NEOs, for each year reported were as follows:
•2022: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller.
•2021: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller.
•2020: David B. Berger, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller.
3) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the adjustments that were made to determine the “compensation actually paid” for the PEO and the average for non-PEO NEOs:

Year	Executive(s)	Summary Compensation Table Total	Deduct Stock Awards Granted in Year	Add Year-End Fair Value of Unvested Equity Awards Granted in Year	Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years	Change in Year-End Fair Value of Equity Awards Granted in Prior Years Which Vested in Year	Compensation Actually Paid
2022	PEO	$6,378,515	$(5,152,550)	$3,553,914	$(7,068,772)	$(6,055,044)	$(8,343,937)
	Non-PEO NEOs	$1,746,125	$(1,092,648)	$753,642	$(2,260,242)	$(2,321,940)	$(3,175,063)
2021	PEO	$5,739,882	$(4,139,972)	$9,850,143	$4,577,833	$384,695	$16,412,581
	Non-PEO NEOs	$1,616,639	$(848,647)	$2,019,172	$2,183,344	$88,228	$5,058,736
2020	PEO	$3,790,739	$(2,699,947)	$3,534,133	$3,959,012	$2,819,214	$11,403,151
	Non-PEO NEOs	$1,956,362	$(1,338,891)	$1,752,564	$1,957,785	$1,699,329	$6,027,149
4) TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019.
Relationship Between Pay and Performance
We believe “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period is reflective of the Committee’s emphasis on “pay-for-performance.” The chart below shows how PEO and non-PEO NEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our varying levels of achievement against pre-established performance goals under our short-term cash incentive plan (“STIP”).

Compensation Actually Paid (CAP) vs Sales
$20
$10
$0
$-10
$-20
CAP (in Millions)
$1,000
$750
$500
$250
$0
Worldwide Revenue (in Millions)
$499
$703
$801
2020
2021
2022
Average non-PEO NEO CAP
PEO CAP
Worldwide Revenue

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Compensation Discussion and Analysis

Compensation Actually Paid (CAP) vs Adjusted EBITDA Margin
$20
$10
$0
$-10
$-20
CAP (in Millions)
20%
10%
—%
(10)%
(20)%
Adjusted EBITDA Margin*
12%
14%
7%
2020
2021
2022
Average non-PEO NEO CAP
PEO CAP
Adjusted EBITDA Margin

Comparison of Cumulative TSR (in Millions)

$300
$250
$200
$150
$100
$50
253
161
147
117
119
75
2020
2021
2022
Tandem Diabetes Care, Inc
Russell 3000 Index

Tandem Diabetes Care	55	2023 Proxy Statement

Compensation Discussion and Analysis
Our Company-selected measures, worldwide sales and adjusted EBITDA Margin results as well as certain other important financial performance measures set forth in the table below, were stronger in 2020 and 2021 than in 2022, which led to higher compensation actually paid in those years.
PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION
ACTUALLY PAID TO THE NEOS

The following is a list of financial and financial-related performance measures, which in our assessment represent the most important measures used by the Company to link compensation actually paid to our PEO and non-PEO NEOs for 2022. Worldwide sales and the associated Adjusted EBITDA Margin* achievement are the two primary measures that are factored into 80% of the weighing in our STIP. Because bringing innovative products to people living with diabetes is intended to drive sales growth and improve gross margin, the timing of regulatory submissions was included as 10% of the weighting in our STIP, and was the performance measure for the PSUs granted as part of our long-term incentive program. In addition, key performance indicator scores for our customer satisfaction were included as the remaining 10% of the weighting in our STIP. This measure was selected as satisfaction is a key factor for customers determining to purchase a new pump from Tandem once again, which drives sales growth and provides increased predictability for our business model. It also aligns as a mission driven measure as we work to improve the lives of people with diabetes worldwide.

Most Important Performance Measures Used to Link Compensation Actually Paid to Company Performance:

Sales (Company-selected measure)
Adjusted EBITDA Margin* (Company-selected measure)
Regulatory submission timing
Customer satisfaction
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are a non-GAAP financial measure. GAAP refers to accounting principles generally accepted in the United States of America. EBITDA is defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts for the change in fair value of common stock warrants, non-cash stock-based compensation expense, acquired in-process research and development, and revenue adjustments for the Tandem Choice technology access program. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by non-GAAP sales.
Please see the section entitled “Compensation Discussion and Analysis” for additional information regarding the metrics used in the Company’s executive compensation program.
HEDGING AND PLEDGING POLICY
Our insider trading policy prohibits our employees, including our NEOs, from engaging in transactions to “hedge” ownership of our Common Stock, including short sales or trading in any derivatives involving our Common Stock (or securities convertible or exchangeable for our Common Stock). We believe this policy is consistent with good corporate governance and with our pay-for-performance compensation model. Our policies also prohibit the pledging of our Common Stock. There are no outstanding pledged shares.
CLAWBACK POLICY
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received as a result of the material noncompliance.

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Compensation Discussion and Analysis
In 2020, our board of directors adopted a clawback policy to create greater accountability for our executive officers and employees. This policy establishes the circumstances under which we will seek recoupment of cash or equity bonus or incentive compensation paid to or received by, and to recover profits realized from the sale of shares of our Common Stock by, executive officers and certain other employees in the event we are required to restate any of our publicly reported financial statements.
If our audit committee determines that fraud or intentional misconduct by an executive officer caused or substantially caused an accounting restatement, we will seek to recover from that executive officer the amount or value of any incentive compensation the executive officer received during the three years preceding the restatement that exceeds that amount or value of incentive compensation the executive officer would have received on the basis of the restated financial statements. We will also seek to recover from such executive officer any net profits the executive officer realized from sales of our Common Stock during the 12-month period preceding the publication of the restated financial statements. Similar recoupment provisions apply with respect to non-executive officer employees.
Our board of directors believes the adoption of our clawback policy is consistent with our executive compensation philosophy and objectives, and in furtherance of the board of directors’ intention to follow sound corporate governance practices.
STOCK OWNERSHIP GUIDELINES
In August 2020, our board of directors adopted stock ownership guidelines, which were then amended in February 2022. These guidelines require all executive officers and directors to own a significant ownership interest in our Common Stock, subject to a phase-in period, in order to align their interests with those of our stockholders and in furtherance of the board of directors’ intention to follow sound corporate governance practices. The holding requirements are as follows:
•President and Chief Executive Officer - 3x base salary
•All executive vice presidents - 1x base salary
•Any other executive officers - 1x base salary
•Non-employee directors - 3x annual director cash retainer (excluding committee service retainer)
The holding requirements are subject to a three-year phase-in period for executive officers and a five-year phase in period for directors. In addition to unvested stock options, unvested shares of restricted stock, and unvested performance stock units, which were previously not included for purposes of calculating the holding requirements, the amended guidelines also do not include vested, unexercised stock options. The Committee evaluates compliance with our stock ownership guidelines annually. Currently, all executive officers and directors are in compliance with the holding requirements or are within the applicable phase-in periods.
TAX AND ACCOUNTING CONSIDERATIONS
In making executive compensation decisions, the Committee considers the impact of the provisions of Section 162(m) of the Code. This section generally limits the deductibility of compensation paid by a publicly held company to “covered employees” for a taxable year to $1.0 million, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date. “Covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Thus, our tax deduction with regard to compensation of these officers is limited to $1.0 million per taxable year with respect to each such officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible. Instead, the Compensation Committee intends to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders.

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Compensation Discussion and Analysis
The Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Although we review and consider the tax and accounting laws, rules, and regulations that may impact our executive compensation program, we believe it is not in the best interests of our stockholders to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and thus also consider the competitiveness of our program in our market and the importance to our stockholders of incentivizing and rewarding executives for reaching desired performance levels and other goals.
EMPLOYMENT AGREEMENTS
We have not entered into employment agreements with any of our current executive officers.
EMPLOYMENT SEVERANCE AGREEMENTS
Our board of directors has approved employment severance agreements with all of our senior management personnel, including each of our NEOs. Our board of directors believes it is important to provide our executive officers with severance benefits under limited circumstances to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us in the event of a potential change-of-control transaction.
Under the terms of each of the severance agreements, if within three months before or 12 months following a change of control (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination, as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and stock appreciation rights (“SARs”) (in each case, as applicable) that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our Common Stock will terminate.
If, within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change of control benefits except for those as may be established under our then-existing severance and benefit plans and practices or under other written agreements between us and such executive officer.
Under the terms of each of the severance agreements, upon the termination of the executive officer’s employment for any reason, we will pay the executive:
•Any unpaid base salary due for periods prior to the termination date; and
•All expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business before the termination date.
The severance agreements are substantially identical for each of our current NEOs except that the severance period for Mr. Sheridan is 24 months and the severance period for each of the other NEOs is 18 months.
The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by an executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by an executive officer.

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Compensation Discussion and Analysis
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation of our NEOs for the fiscal years ended December 31, 2022, 2021, and 2020, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

John F. Sheridan President and Chief Executive Officer	2022	$710,700	$—	$3,452,202	$1,700,348	$359,418	$155,847	$6,378,515
	2021	$690,000	$—	$2,069,974	$2,069,998	$905,370	$4,540	$5,739,882
	2020	$600,000	$60,385	$1,079,971	$1,619,976	$422,692	$7,715	$3,790,739
Leigh A. Vosseller Executive Vice President, Chief Financial Officer and Treasurer	2022	$437,091	$—	$732,050	$360,598	$132,628	$95,714	$1,758,081
	2021	$424,360	$—	$424,312	$424,335	$339,403	$878	$1,613,288
	2020	$412,000	$25,532	$535,539	$803,352	$178,726	$911	$1,956,060
David B. Berger Executive Vice President, Chief Operating Officer	2022	$437,091	$—	$732,050	$360,598	$132,628	$100,457	$1,762,824
	2021	$424,360	$—	$424,312	$424,335	$339,403	$1,346	$1,613,756
	2020	$412,000	$25,532	$535,539	$803,352	$178,726	$1,397	$1,956,546
Elizabeth A. Gasser Executive Vice President, Chief Strategy Officer(6)	2022	$437,091	$—	$732,050	$360,598	$132,628	$37,110	$1,699,477
	2021	$424,360	$—	$424,312	$424,335	$339,403	$878	$1,613,288
Brian B. Hansen Executive Vice President, Chief Commercial Officer	2022	$437,091	$—	$732,050	$360,598	$132,628	$80,469	$1,742,836
	2021	$424,360	$—	$424,312	$424,335	$339,403	$17,456	$1,629,866
	2020	$412,000	$25,532	$535,539	$803,352	$178,726	$1,937	$1,957,086
Susan M. Morrison Executive Vice President, Chief Administrative Officer	2022	$437,091	$—	$732,050	$360,598	$132,628	$105,040	$1,767,407
	2021	$424,360	$—	$424,312	$424,335	$339,403	$585	$1,612,995
	2020	$412,000	$25,532	$535,539	$803,352	$178,726	$608	$1,955,757
1) Amounts listed reflect the amounts earned and paid under the 2020 Cash Bonus Plan as a discretionary 10% incremental goal achievement in recognition of the NEOs’ performance while operating under challenging conditions due to the COVID-19 pandemic.
2) Amounts listed include the value of granted restricted stock units as well as performance stock units not yet deemed earned.
3) Amounts listed reflect the grant date fair value of certain options awarded to each of our NEOs calculated in accordance with FASB ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our NEOs with respect to the options. For more information about equity awards granted in 2022, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 LTI Equity Compensation Program.”
4) Amounts listed reflect the amounts earned and paid under the cash bonus plan for the respective years stated, based on our achievement related to certain pre-established financial performance objectives, product development milestones and customer-related objectives for 2022, 2021 and 2020. Our 2022 Cash Bonus Plan is described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 Short-Term Cash Incentive Program Summary and Results.”

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Compensation Discussion and Analysis
5) During fiscal year 2022, Mr. Hansen participated in two incentive award trips for selected members of our executive and sales teams. The amount listed for Mr. Hansen in the table below include the incremental costs to us of meals, entertainment and other expenses of $13,699, as well as statutory tax with respect to the imputed income associated with the trip of $6,551. During fiscal year 2021, Mr. Hansen participated in our incentive award trip for selected members of our executive and sales teams. The amount listed for Mr. Hansen include the incremental costs to us of meals, entertainment and other expenses of $8,482, as well as statutory tax with respect to the imputed income associated with the trip of $7,628. During fiscal year 2022, we paid out accrued vacation benefits to our NEOs as part of a change in vacation benefit policy as listed below. The remaining amounts for each of our NEOs reflect the value of premiums paid by us for group term life insurance for the benefit of our NEOs and matching contributions on the NEO’s behalf under our 401(k) Plan as listed in the table below.

Name	Other Travel Expenses	Accrued Vacation Pay Out	Group Term Life Insurance	401(k) Employer Contributions	2022 All Other Compensation
John F. Sheridan	$—	$145,381	$4,366	$6,100	$155,847
Leigh A. Vosseller	$—	$88,320	$1,294	$6,100	$95,714
David B. Berger	$—	$93,063	$1,294	$6,100	$100,457
Elizabeth A. Gasser	$—	$30,166	$844	$6,100	$37,110
Brian B. Hansen	$20,250	$51,701	$2,418	$6,100	$80,469
Susan M. Morrison	$—	$99,969	$563	$4,508	$105,040
6) Because Ms. Gasser was not a NEO for 2020, her compensation for that year has been excluded.

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Compensation Discussion and Analysis
GRANTS OF PLAN-BASED AWARDS
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during the fiscal year ended December 31, 2022. This information supplements the information about these awards set forth in the Summary Compensation Table above.

Name	Grant Date	Estimated Possible Payouts Under 2022 Cash Bonus Plan(1)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	All Other Stock Awards: Number of RSUs Granted (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Minimum(2)	Target	Maximum

John F. Sheridan		$—	$710,700	$1,421,400
	5/25/2022				40,288			$65.28	$1,700,388
	5/25/2022					26,047	(4)		$1,700,348
	5/25/2022					26,836	(5)		$1,751,854
Leigh A. Vosseller		$—	$262,255	$524,510
	5/25/2022				8,544			$65.28	$360,607
	5/25/2022					5,523	(4)		$360,541
	5/25/2022					5,691	(5)		$371,508
David B. Berger		$—	$262,255	$524,510
	5/25/2022				8,544			$65.28	$360,607
	5/25/2022					5,523	(4)		$360,541
	5/25/2022					5,691	(5)		$371,508
Elizabeth A. Gasser		$—	$262,255	$524,510
	5/25/2022				8,544			$65.28	$360,607
	5/25/2022					5,523	(4)		$360,541
	5/25/2022					5,691	(5)		$371,508
Brian B. Hansen		$—	$262,255	$524,510
	5/25/2022				8,544			$65.28	$360,607
	5/25/2022					5,523	(4)		$360,541
	5/25/2022					5,691	(5)		$371,508
Susan M. Morrison		$—	$262,255	$524,510
	5/25/2022				8,544			$65.28	$360,607
	5/25/2022					5,523	(4)		$360,541
	5/25/2022					5,691	(5)		$371,508
1) Amounts listed reflect the target amount of payouts under the 2022 Cash Bonus Plan as of the grant date of such awards. The 2022 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives and significant product development milestones and customer-related objectives for 2022. The actual amounts paid to our NEOs pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the 2022 Cash Bonus Plan, including the calculation of the actual amounts paid pursuant to the plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 Short-Term Cash Incentive Program Summary and Results.”
2) A minimum threshold must be achieved for any payout to be earned under the 2022 Cash Bonus Plan. The minimum threshold for the financial performance objective was 90% compared to the pre-established target.
3) Amounts listed reflect the grant of time-based stock option awards to our NEOs in 2022. Each of these options vest over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 67% of the shares vesting in equal monthly installments over the remaining 24 months. For more information about equity awards granted in 2022, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 LTI Equity Compensation Program.”
4) Amounts listed reflect the RSU awards granted to our NEOs in 2022. Each of these RSUs vest over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months. For more information about equity awards granted in 2022, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 LTI Equity Compensation Program.”
5) Amounts listed reflect the PSU awards granted to our NEOs in 2022. For more information about equity awards granted in 2022, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2022 LTI Equity Compensation Program.”
6) Amounts listed reflect the grant date fair value of the stock and option awards granted to each of our NEOs in 2022, calculated in accordance with FASB ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our NEOs with respect to the options.

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Compensation Discussion and Analysis
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following two tables summarize the outstanding RSU and stock option awards held by our NEOs as of December 31, 2022:

	Restricted Stock Units
Name	Grant Date(1)	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested(2)

John F. Sheridan	5/27/2020	4,918		$221,064
	5/18/2021	7,924		$356,184
	5/18/2021	12,679	(3)	$569,921
	5/25/2022	26,836		$1,206,278
	5/25/2022	26,047	(3)	$1,170,813
Leigh A. Vosseller	5/27/2020	2,439		$109,633
	5/18/2021	1,624		$72,999
	5/18/2021	2,599	(3)	$116,825
	5/25/2022	5,691		$255,810
	5/25/2022	5,523	(3)	$248,259
David B. Berger	5/27/2020	2,439		$109,633
	5/18/2021	1,624		$72,999
	5/18/2021	2,599	(3)	$116,825
	5/25/2022	5,691		$255,810
	5/25/2022	5,523	(3)	$248,259
Elizabeth A. Gasser	5/27/2020	2,236		$100,508
	5/18/2021	1,624		$72,999
	5/18/2021	2,599	(3)	$116,825
	5/25/2022	5,691		$255,810
	5/25/2022	5,523	(3)	$248,259
Brian B. Hansen	5/27/2020	2,439		$109,633
	5/18/2021	1,624		$72,999
	5/18/2021	2,599	(3)	$116,825
	5/25/2022	5,691		$255,810
	5/25/2022	5,523	(3)	$248,259
Susan M. Morrison	5/27/2020	2,439		$109,633
	5/18/2021	1,624		$72,999
	5/18/2021	2,599	(3)	$116,825
	5/25/2022	5,691		$255,810
	5/25/2022	5,523	(3)	$248,259
1) RSUs granted in 2020 and 2021 vest over a 48-month period from the date of grant as follows: 25% shall vest 12 months from the grant date, and the remaining balance shall vest in 12 quarterly installments thereafter. RSUs granted in 2022 vest over a 36-month period from the date of grant as follows: 33% shall vest 12 months from the grant date, and the remaining balance shall vest in 8 quarterly installments thereafter.
2) The market value of unvested RSU awards as of December 31, 2022 is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2022, which was $44.95.
3) Represents PSUs granted, the market value of which is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2022, which was $44.95.

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Compensation Discussion and Analysis

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date(2)

John F. Sheridan	9,899	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,460	—		$69.50	2/16/2026
	63,000	—		$18.86	6/14/2028
	100,625	4,375	(3)	$51.50	2/15/2029
	100,625	4,375	(4)	$48.36	2/25/2029
	19,551	10,721	(5)	$82.34	5/27/2030
	15,332	23,401	(6)	$81.63	5/18/2031
	—	40,288	(7)	$65.28	5/25/2032
Leigh A. Vosseller	8,056	—		$67.69	9/23/2023
	5,799	—		$150.00	11/13/2023
	2,711	—		$119.20	5/21/2025
	3,390	—		$69.50	2/16/2026
	6,780	—		$23.00	12/16/2026
	2,340	—		$9.00	5/17/2027
	15,160	—		$18.86	6/14/2028
	100,625	4,375	(3)	$51.50	2/15/2029
	9,695	5,317	(5)	$82.34	5/27/2030
	3,143	4,797	(6)	$81.63	5/18/2031
	—	8,544	(7)	$65.28	5/25/2032
David B. Berger	8,951	—		$67.69	8/6/2023
	18,800	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,460	—		$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	10,000	—		$18.86	6/14/2028
	100,625	4,375	(3)	$51.50	2/15/2029
	9,695	5,317	(5)	$82.34	5/27/2030
	3,143	4,797	(6)	$81.63	5/18/2031
	—	8,544	(7)	$65.28	5/25/2032
Elizabeth A. Gasser	9,562	11,155		$89.54	2/18/2030
	3,440	4,874	(5)	$82.34	5/27/2030
	3,143	4,797	(6)	$81.63	5/18/2031
	—	8,544	(7)	$65.28	5/25/2032
Brian B. Hansen	35,625	4,375	(3)	$51.50	2/15/2029
	9,695	5,317	(5)	$82.34	5/27/2030
	3,143	4,797	(6)	$81.63	5/18/2031
	—	8,544	(7)	$65.28	5/25/2032
Susan M. Morrison	23,399	—		$150.00	11/13/2023
	5,639	—		$119.20	5/21/2025
	8,460	—		$69.50	2/16/2026
	16,920	—		$23.00	12/16/2026
	20,000	—		$18.86	6/14/2028
	100,625	4,375	(3)	$51.50	2/15/2029
	9,695	5,317	(5)	$82.34	5/27/2030
	3,143	4,797	(6)	$81.63	5/18/2031
	—	8,544	(7)	$65.28	5/25/2032
1) Stock options are granted with an exercise price equal to the closing price of our Common Stock on the grant date.
2) The expiration date of the option awards is ten years from the date of grant.

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Compensation Discussion and Analysis
3) Amount listed reflects options to purchase shares of our Common Stock that were granted on February 15, 2019 and remained unvested as of December 31, 2022. The shares underlying these options vested as to 25% of the shares on February 15, 2020, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 15, 2023, provided that the option holder continues to provide services to us through such dates.
4) Amount listed reflects options to purchase shares of our Common Stock that were granted on February 25, 2019 and remained unvested as of December 31, 2022. The shares underlying these options vested as to 25% of the shares on February 25, 2020, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 25, 2023, provided that the option holder continues to provide services to us through such dates.
5) Amount listed reflects options to purchase shares of our Common Stock that were granted on May 27, 2020 and remained unvested as of December 31, 2022. The shares underlying these options shall vest as to 25% of the shares on May 27 2021, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until February 25, 2023, provided that the option holder continues to provide services to us through such dates.
6) Amount listed reflects options to purchase shares of our Common Stock that were granted on May 18, 2021 and remained unvested as of December 31, 2022. The shares underlying these options shall vest as to 25% of the shares on May 18 2022, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until May 18, 2025, provided that the option holder continues to provide services to us through such dates.
7) Amount listed reflects options to purchase shares of our Common Stock that were granted on May 25, 2022 and remained unvested as of December 31, 2022. The shares underlying these options shall vest as to 33% of the shares on May 15 2023, the first anniversary of the grant date, and thereafter the remaining shares vest in 24 equal monthly installments until May 15, 2025, provided that the option holder continues to provide services to us through such dates.
OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John F. Sheridan	—	$—	8,034	$532,227
Leigh A. Vosseller	—	$—	2,601	$173,403
David B. Berger	41,000	$1,728,752	2,601	$173,403
Elizabeth A. Gasser	—	$—	2,465	$164,200
Brian B. Hansen	—	$—	2,601	$173,403
Susan M. Morrison	—	$—	2,601	$173,403
1) Pursuant to applicable SEC rules, the amounts in this column reflect the aggregate dollar amount realized upon exercise of the options, determined by taking the difference between the market price of our Common Stock at exercise and the exercise price of the options.
POTENTIAL PAYMENTS UPON CHANGE OF CONTROL
The following table summarizes the potential payments and benefits that would have been paid or provided to our NEOs if a termination of employment had occurred on December 31, 2022, provided that such termination was a result of an involuntary termination or a resignation for good reason and occurred within three months before or 12 months following a change of control. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary and reimbursement of expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our NEOs in connection with a termination of employment as a result of a voluntary resignation or a termination for cause.

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Compensation Discussion and Analysis

Involuntary Termination or Resignation for Good Reason in Connection with a Change of Control
	Type of Payment or Benefit:
Name	Severance(1)	Accelerated Stock Options(2)	Accelerated RSUs(3)

John F. Sheridan	$2,842,800	$—	$3,524,260
Leigh A. Vosseller	$1,049,018	$—	$803,526
David B. Berger	$1,049,018	$—	$803,526
Elizabeth A. Gasser	$1,049,018	$—	$794,401
Brian B. Hansen	$1,049,018	$—	$803,526
Susan M. Morrison	$1,049,018	$—	$803,526
1) Amount listed reflects 18 months’ worth of base salary plus target bonus for the year ended December 31, 2022 for each of Ms. Vosseller, Ms. Morrison, Ms. Gasser, Mr. Berger and Mr. Hansen, and 24 months’ worth of base salary plus target bonus for the year ended December 31, 2022 for Mr. Sheridan.
2) Pursuant to applicable SEC rules, the value of accelerated stock options has been determined by calculating the difference between the aggregate market price of our Common Stock on December 31, 2022 and the aggregate exercise price of the relevant options. In the event of an actual change of control transaction, the value of our Common Stock may be significantly different than this assumed value, in which case the value realized by our NEOs upon the vesting of the stock option awards in connection with the change of control transaction may be significantly different.
3) Amount listed reflects acceleration of RSUs based on the closing price of our Common Stock on December 31, 2022 of $44.95.
Director Compensation
DIRECTOR COMPENSATION OVERVIEW
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain diverse, qualified and experienced individuals to serve as our directors, and to align our directors’ interests with those of our stockholders.
DIRECTOR COMPENSATION PROGRAM FOR 2022
During 2022, our non-employee directors earned a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director was a member. The Chair of our board of directors earned a higher annual retainer for such service (which was in lieu of, and not in addition to, director annual retainers), and the chair of each committee earned a higher annual retainer for such service (which was in lieu of, and not in addition to, member annual retainers). The annual cash retainers for directors and committee members were pro-rated based on the period of time during which service was provided during the year and generally were paid on a quarterly basis.
Under the director compensation program, the annual fees non-employee directors earned for service on our board of directors, and for service on each committee of our board of directors of which the director was a member, during 2022 were as follows:

	Member Annual Retainer	Chair Annual Retainer

Board of Directors	$53,000	$103,000
Audit Committee	$10,000	$23,000
Compensation Committee	$9,000	$19,000
Nominating and Corporate Governance Committee	$6,300	$16,300
Cybersecurity and Data Privacy Subcommittee	$5,000	N/A
In 2022, Mr. Allen’s annual cash compensation for serving as our Lead Independent Director was $40,000, which was in addition to his participation in our director compensation program.

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Compensation Discussion and Analysis
For 2022, each non-employee director who commenced service on our board of directors was eligible to receive an onboarding award consisting of either stock options with an aggregate Black-Scholes value of $300,000, or restricted stock awards with an aggregate grant date fair value of $300,000. The form of the award was determined by our board of directors (or a designated committee thereof) at the time of each grant. Initial onboarding grants are anticipated to be issued in the form of restricted stock awards, which vest in equal annual installments over a three-year period, subject to the director’s continued service.
In addition, on the date of the 2022 annual meeting of stockholders, each non-employee director continuing to serve as a director following the annual meeting was granted restricted stock awards with an aggregate grant date fair value of $180,000. These annual grants, which in 2022 were issued in the form of restricted stock awards, were prorated based on the number of full months of service on our board of directors since the prior annual meeting of stockholders, and vest annually in the case of restricted stock, or vest monthly over a 12-month period in the case of stock options.
The exercise price of all stock options granted pursuant to our director compensation program equaled the closing price of our Common Stock on the grant date, and the grant date fair value of all restricted stock awards was based on the closing price of our Common Stock on the grant date. Each of these stock options and restricted stock awards were granted under the terms of our Amended and Restated 2013 Stock Incentive plan, or the 2013 Plan.
DIRECTOR COMPENSATION TABLE
The following table provides a summary of the compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total

Dick P. Allen	$110,550	$179,977	$290,527
Kim D. Blickenstaff	$130,083	$179,977	$310,060
Myoungil Cha(2)	$18,083	$299,971	$318,054
Peyton R. Howell	$62,000	$179,977	$241,977
Joao Paolo Falcao Malagueira(2)	$30,713	$299,971	$330,684
Kathleen McGroddy-Goetz	$62,217	$179,977	$242,194
Rebecca B. Robertson	$79,083	$179,977	$259,060
Douglas A. Roeder(3)	$40,472	$—	$40,472
Rajwant Sodhi	$62,217	$179,977	$242,194
Christopher J. Twomey	$76,000	$179,977	$255,977
1) Amounts listed reflect the grant date fair value of RSUs granted during 2022, computed in accordance with FASB ASC Topic 718. A discussion of our valuation assumptions can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report.
2) Mr. Cha and Mr. Malagueira joined our board of directors effective June 15, 2022 and each received an onboarding RSU award with a grant date fair value of $300,000.
3) Mr. Roeder resigned from our board of directors effective May 25, 2022, and did not receive a director equity grant in 2022.

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Compensation Discussion and Analysis
The following table summarizes the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2022:

Name	Aggregate Number of RSU Awards	Aggregate Number of Option Awards

Dick P. Allen	2,757	13,400
Kim D. Blickenstaff	2,757	206,313
Myoungil Cha	5,247	—
Peyton R. Howell	3,706	—
Joao Paolo Falcao Malagueira	5,247	—
Kathleen McGroddy-Goetz	3,977	—
Rebecca B. Robertson	2,757	33,447
Rajwant Sodhi	4,896	—
Christopher J. Twomey	2,757	45,020
2023 DIRECTOR COMPENSATION PROGRAM
For 2023, our non-employee directors will earn a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director is a member. The Chair of our board of directors will earn a higher annual retainer for such service (which will be in lieu of, and not in addition to, director annual retainers), and the chair of each committee will earn a higher annual retainer (which will be in lieu of, and not in addition to, member annual retainers).
In the first quarter of 2023, the Committee completed its annual analysis and review of our Board and committee compensation based on data provided by WTW. No changes were made to the annual fees for service on our Board and each committee. The annual cash retainers will continue to be pro-rated based on the period of time during which service is provided during the year and generally will be paid on a quarterly basis.
Pursuant to our director compensation program, the annual fees to be paid to non-employee directors for service on our board of directors during 2023, and for service on each committee of our board of directors of which the director serves as a member during 2022, will be as follows:

	Member Annual Retainer	Chair Annual Retainer

Board of Directors	$53,000	$103,000
Audit Committee	$10,000	$23,000
Compensation Committee	$9,000	$19,000
Nominating and Corporate Governance Committee	$6,300	$16,300
Cybersecurity and Data Privacy Subcommittee	$5,000	N/A
For 2023, each non-employee director who commences service on our board of directors will continue to be eligible to receive an onboarding award consisting of either stock options with an aggregate Black-Scholes value of approximately $300,000, or restricted stock awards with an aggregate grant date fair value of approximately $300,000. The form of the award will be determined by our board of directors (or a designated committee thereof) at the time of each grant.
Our non-employee directors will be eligible to receive annual director restricted stock awards for 2023. Annual director equity grants are expected to be made on the date of our Annual Meeting and will be valued as of the grant date. These decisions will be more fully discussed in the proxy statement for our 2023 annual meeting.

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Compensation Committee Report
Compensation
Committee Report
The compensation committee of the board of directors of Tandem Diabetes Care, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into the Company’s Annual Report for the fiscal year ended December 31, 2022.
The foregoing report has been furnished by the compensation committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Rebecca B. Robertson, Chair
Peyton R. Howell
Myoungil Cha
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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Audit Committee Report
Audit Committee Report
The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 1301, “Communications with Audit Committees” of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence,” and has considered the compatibility of non-audit services with the auditors’ independence.
We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2022.
Subject to stockholder approval, we and the Company’s board of directors also recommended the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
AUDIT COMMITTEE
Christopher J. Twomey, Chair
Dick P. Allen
Joao Paulo Falcao Malagueira
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Tandem Diabetes Care	69	2023 Proxy Statement

Additional Information
Additional Information
Proposals for Inclusion in our 2024 Proxy Materials
If you would like to submit a proposal for inclusion in the proxy materials for our 2024 annual meeting, the proposal must be received by our Corporate Secretary at 12400 High Bluff Drive, San Diego CA 92130 on or before December 6, 2023. For any proposal to be included in the proxy statement and form of proxy for such meeting it must meet the requirements set forth in applicable SEC rules.
Under our Bylaws, a stockholder who wishes to make a proposal at the annual meeting of stockholders to be held in 2024, without including the proposal in our proxy statement and form of proxy relating to that meeting, must notify us no earlier than the close of business on January 16, 2024 and no later than the close of business on February 15, 2024. Our Bylaws specify certain requirements regarding any such notice and the inclusion of any proposal for such meeting must meet the requirements set forth in our Bylaws.
Annual Report
A copy of our proxy materials, including this Proxy Statement and the Annual Report, are available online at www.proxyvote.com. Please see the section entitled “General Information” above for additional information. The Annual Report, however, is not part of this proxy solicitation material.
Any person who was our stockholder on the Record Date may request a copy of our Annual Report, and it will be furnished without charge. Requests should be directed in writing to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130, Attention: Corporate Secretary, or by telephone to (858) 366-6900.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2022 except for three Form 4 filings. One for Rebecca R. Robertson with respect to one transaction. This transaction was not reported timely due to a technical error. One Form 4 for Christopher J, Twomey with respect to one transaction and one Form 4 for David B. Berger with respect to one transaction. These two transactions were not reported timely due to administrative error.
Additional Business
We do not know of any business other than that described in this Proxy Statement that will be submitted for consideration by our stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, or at any adjournment or postponement thereof, the shares of our Common Stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.
By Order of the Board of Directors
John F. Sheridan
President and Chief Executive Officer
San Diego, California
April 12, 2023

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Appendix A
TANDEM DIABETES CARE, INC.

2023 LONG-TERM INCENTIVE PLAN

As approved by the Board of Directors on April 7, 2023

ARTICLE 1. PURPOSES OF THE PLAN

1.1Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2. DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1"Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee. With reference to the duties of the Board (or Committee) under the Plan which have been delegated to one or more persons pursuant to Section 9.2, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2"Affiliated Company" means:

(a)with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively, or any successor provisions, ; and

(b)with respect to Nonqualified Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3"Applicable Law" means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

2.4"Awards" means Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted in accordance with the terms of the Plan.

2.5"Award Agreements" means an Option Agreement, Restricted Stock Agreement, Restricted Stock Units Agreement and/or a Stock Appreciation Rights Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of the Plan.

2.6"Base Price" means the price per share of Common Stock for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.7"Board" means the Board of Directors of the Company.

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Appendix A
2.8"Cause" means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

2.9"Change in Control" means:

(c)The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

(d)A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(e)A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(f)The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Award Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.10"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.11"Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1.

2.12"Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2.

2.13"Company" means Tandem Diabetes Care, Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.14"Continuous Service" Unless otherwise provided in the Award Agreement, the terms of which may be different from the following, “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a consultant or other Service Provider. Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or

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Appendix A
otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Award Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

2.15"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties and for purposes of non-qualified deferred compensation subject to Section 409A of the Code that is payable on or by reference to a Disability, “Disability” shall have the meaning ascribed to in the Section 409A of the Code.

2.16"Effective Date" means the date on which the Company’s stockholders approve the Plan.

2.17"Exchange Act" means the U.S. Securities and Exchange Act of 1934, as amended.

2.18"Exercise Price" means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.19"Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

(a)If the Common Stock is then listed or admitted to trading on The Nasdaq Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The Nasdaq Stock Market or principal stock exchange on which the Common Stock is then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on The Nasdaq Stock Market or such exchange on the last preceding day on which a closing sale price is reported.

(b)If the Common Stock is not then listed or admitted to trading on The Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over‑the‑counter market on the date of valuation.

(c)If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.20"FINRA Dealer" means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.21"Full Value Award" means any Award or corresponding Predecessor Plan Award, other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the shares of Common Stock, determined as of the date of grant.

2.22"Incentive Option" means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.23"Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

2.24"Insider Trading Policy" means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.25"New Incentives" has the meaning set forth in Section 11.1(b).

2.26"Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.27"Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

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Appendix A
2.28"Option" means any option to purchase Common Stock granted pursuant to this Plan.

2.29"Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.30"Optionee" means any Participant who holds an Option.

2.31"Participant" means an individual or entity that holds Awards under this Plan.

2.32"Performance Criteria" means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights granted under the Plan, which may include, but is not limited to, any of the following (which may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event): revenue or sales, gross profit (loss), operating income (loss), earnings (loss) before interest, taxes, depreciation and amortization (EBITDA); net income (loss) (either before or after interest, taxes, depreciation and/or amortization), cash flow, cash or working capital balance, changes in the market price of the Common Stock, earnings (loss) per share of Common Stock (EPS), product development or regulatory milestones, acquisitions or strategic transactions, return on capital, assets, equity, or investment, total stockholder return, expense amount or reduction, operating efficiency, number of customers and customer satisfaction, recruiting and maintaining personnel, improvement in workforce diversity, fostering health and wellbeing, furthering climate positive actions, and other environmental, social or governance objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.33"Plan" means this 2023 Long-Term Incentive Plan of the Company.

2.34"Predecessor Plan" means the Tandem Diabetes Care, Inc. Amended and Restated 2013 Stock Incentive Plan.

2.35"Purchase Price" means the purchase price per share of Restricted Stock.

2.36"Restricted Stock" means shares of Common Stock issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.37"Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.38"Restricted Stock Unit" means a right to receive an amount equal to the Fair Market Value of one share of Common Stock, issued pursuant to Article 6, subject to any restrictions and conditions as are established pursuant to Article 6.

2.39"Restricted Stock Unit Agreement" means the written agreement evidencing the grant of Restricted Stock Units to a Participant under the Plan.

2.40"Securities Act" means the U.S. Securities Act of 1933, as amended.

2.41"Service Provider" means an employee, consultant, director or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.42"Stock Appreciation Right" means a right issued pursuant to Article 8, subject to any restrictions and conditions as are established pursuant to Article 8, that is designated as a Stock Appreciation Right.

2.43"Stock Appreciation Right Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.44"Tax-Related Items" means U.S. federal, state and/or local taxes, and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe

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Appendix A
benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Participant under the terms of the applicable Award Agreement or otherwise.

2.45"10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3. ELIGIBILITY

3.1Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2Nonqualified Options; Restricted Stock Units; Restricted Stock and Stock Appreciation Rights.
Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights under the Plan.

3.3Award Limitations.

(a)Minimum Vesting Requirement. Any Award granted under the Plan shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date. Notwithstanding the foregoing, (i) up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 4.1) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate, and (ii) the Administrator may accelerate the vesting of awards prior to the first anniversary of the applicable grant date as provided in Section 9.3 hereof.

(b)Annual Limitation. Subject to adjustment as to the number and kind of shares pursuant to Section 4.2, for grants to Participants that are non-employee directors of the Company, the aggregate grant date fair value of Awards granted during any one fiscal year of the Company, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $750,000 (on a per-director basis); provided however that the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board shall instead be $1,000,000. For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an employee or consultant but not as a non-employee director, shall count towards this limitation.

3.5Deferrals. To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”).

ARTICLE 4. PLAN SHARES

4.1Shares Subject to the Plan. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall be 2,634,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2. Following the Effective Date, no further shares will be granted as awards under the Predecessor Plan unless the Plan is not approved by stockholders. Subject to such overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Options shall not exceed 5% of the aggregate number of Shares authorized for issuance under this Plan. For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, or (c) all or any portion of any Restricted Stock Units or Restricted Stock granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock or the shares of Common Stock so reacquired shall again be available for grant or

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issuance under the Plan. In addition, to the extent shares of Common Stock covered by a Full Value Award are retained or are otherwise not issued by the Company in order to satisfy withholding obligations for Tax-Related Items in connection with the Full Value Award, such shares of Common Stock shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. The shares available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company.

4.2Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5. OPTIONS

5.1Grant of Stock Options. The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Option Agreement may be different from each other Option Agreement.

5.3Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by Applicable Law.

5.5Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

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5.6Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options unless a later date is otherwise specified by the Administrator. The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

5.8Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9Nontransferability of Options. Except as otherwise provided in this Section 5.9, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (a) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act.

5.10Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.11Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock on such terms and conditions as the Administrator shall determine from time to time.

5.12Notice of Disqualifying Disposition of Incentive Option Shares. If a Participant sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.13Compliance with Code Section 409A. Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A, the Option is intended to be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 6. RESTRICTED STOCK UNITS

6.1Grants of Restricted Stock Units. The Administrator shall have the right to grant pursuant to this Plan Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

6.2Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement. Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such other terms, conditions, and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

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6.3Vesting of Restricted Stock Units. Each Restricted Stock Unit shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

6.4Form and Timing of Settlement. Except as otherwise provided in a Restricted Stock Unit Agreement, settlement in respect of vested Restricted Stock Units will be automatic upon vesting thereof. Payment in respect thereof will be made no later than thirty (30) days thereafter and may, in the discretion of the Administrator, be in cash, shares of Common Stock of equivalent Fair Market Value as of the date of vesting, or a combination of both, except as otherwise provided in a Restricted Stock Unit Agreement.

6.5Rights as a Stockholder. Holders of Restricted Stock Units shall have no rights or privileges as a stockholder with respect to any shares of Common Stock covered thereby unless and until they become owners of shares of Common Stock following settlement in respect of such Restricted Stock Units, in whole or in part, in shares of Common Stock, pursuant to the terms, restrictions and conditions set forth in the relevant Restricted Stock Unit Agreement.

6.6Restrictions. Restricted Stock Units may not be sold, pledged, or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

6.7Compliance with Code Section 409A. Notwithstanding anything in this Article 6 to the contrary, all awards of Restricted Stock Units must be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 7. RESTRICTED STOCK

7.1Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

7.2Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 7.3 and has executed and delivered to the Company the applicable Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions, and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

7.3Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by Applicable Law.

7.4Vesting of Restricted Stock. Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

7.5Rights as a Stockholder. Upon complying with the provisions of Section 7.2, a Participant shall have the rights of a stockholder with respect to Restricted Stock, including voting and dividend rights (subject to Section 9.6), subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

7.6Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

7.7Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all awards of Restricted Stock must be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

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Appendix A

ARTICLE 8. STOCK APPRECIATION RIGHTS

8.1Grants of Stock Appreciation Rights. The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

8.2Stock Appreciation Right Agreements. A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement. Each Stock Appreciation Right Agreement shall be in such form and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

8.3Base Price. The Base Price per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted. However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

8.4Term and Termination of Stock Appreciation Rights. The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

8.5Vesting and Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

8.6Amount, Form and Timing of Settlement. Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Base Price per share of Common Stock covered by such Stock Appreciation Right and (b) the number of shares of Common Stock with respect to which such Stock Appreciation Right is being exercised. Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A‑1(b)(5)(i)(D). Such payment may, in the discretion of the Administrator, be in cash, shares of Common Stock of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

8.7Rights as a Stockholder. Holders of Stock Appreciation Rights shall have no rights or privileges as a stockholder with respect to any shares of Common Stock covered thereby unless and until they become owners of shares of Common Stock following settlement in respect of such Stock Appreciation Rights, in whole or in part, in shares of Common Stock, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

8.8Restrictions. Stock Appreciation Rights may not be sold, pledged, or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

8.9Unvested Shares. The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested shares of Common Stock on such terms and conditions as the Administrator shall determine from time to time.

8.10Compliance with Code Section 409A. Notwithstanding anything in this Article 8 to the contrary, all award of Stock Appreciation Rights are intended to be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

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Appendix A
ARTICLE 9. ADMINISTRATION OF THE PLAN

9.1Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or the principal exchange on which the Common Stock is then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company or to such other person or body as it deems appropriate the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 9; provided, however, that in no event shall an officer of the Company or other person or body as referenced herein be delegated the authority to grant Awards to, or amend Awards held by: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) or other persons or bodies to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 9.2 shall serve in such capacity at the pleasure of the Board and the Committee.

9.3Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Award Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Restricted Stock Unit Agreement, Restricted Stock Agreement or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan. Any action, decision, interpretation, or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants. Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

9.4Repricing Prohibited. Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding Awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, Options with an Exercise Price that is less than the Exercise Price of the original Options, or Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company’s stockholders, evidenced by a majority of votes cast.

9.5Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

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9.6No Dividends on Unvested Awards. The Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award granted under the Plan (or portion thereof) that has not vested. For any such Award, the Administrator may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, such Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

ARTICLE 10. RESTRICTIONS; EXTENSIONS

10.1Clawback/Recovery. All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with any clawback or recovery policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

10.2Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion. Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3Extension of Termination Date.

(a)If the exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable Award Agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)Unless otherwise provided in a Participant’s Option Agreement or Stock Appreciation Right Agreement, if the sale of any Common Stock received on exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable Award Agreement) as extended for any period of time during which the sale of the Common Stock received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post-termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

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Appendix A

ARTICLE 11. CHANGE IN CONTROL

11.1Options and Stock Appreciation Rights. In order to preserve a Participant’s rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that: (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program (“New Incentives”). If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or “spread”) by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement and may be different from and have precedence over the provisions set forth in Sections 11.1(a) - 11.1(d) above.

Tandem Diabetes Care	A-12	2023 Proxy Statement

Appendix A
(f)Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2Restricted Stock Units and Restricted Stock. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Units or Restricted Stock in the event of a Change in Control of the Company:

(a)All Restricted Stock Units and Restricted Stock shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Unit Agreements or Restricted Stock Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares.

(b)The Administrator in its discretion may provide in any Restricted Stock Unit Agreement or Restricted Stock Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Unit Agreement or Restricted Stock Agreement or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares), then the Restricted Stock Units or Restricted Stock or any substituted shares covered thereby shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Unit Agreement or Restricted Stock Agreement.

(c)If vesting of outstanding Restricted Stock Units or Restricted Stock will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock Unit or Restricted Stock for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock vested immediately prior to the Change in Control.

(d)The Administrator shall have the discretion to provide in each Restricted Stock Unit Agreement or Restricted Stock Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock Units or Restricted Stock in the event of a Change in Control and (ii) assumption of such Restricted Stock Unit Agreements or Restricted Stock Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control. The aforementioned terms and conditions may vary in each Restricted Stock Unit Agreement or Restricted Stock Agreement and may be different from and have precedence over the provisions set forth in Sections 11.2(a) - 11.2(c) above.

11.3Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Awards will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

Tandem Diabetes Care	A-13	2023 Proxy Statement

Appendix A
ARTICLE 12. AMENDMENT AND TERMINATION OF THE PLAN

12.1Amendments. The Board may from time to time alter, amend, suspend, or terminate this Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension, or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by Applicable Law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A of the Code and/or ensuring the Plan or any Awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of Applicable Law.

12.2Foreign Participants. The Board may from time to time adopt such procedures, terms and conditions and sub-plans as are necessary or appropriate to facilitate participation in the Plan by Service Providers who are foreign nationals or employed or providing services outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreements that are required or advisable for compliance with the laws of the relevant foreign jurisdiction).

12.3Plan Termination. Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13. TAXES

13.1Withholding. The Company or any Affiliated Company, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Affiliated Companies, the amount of any Tax-Related Items concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliated Company, as applicable, to satisfy such Tax-Related Items. The Company may defer making payment of an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction, and neither the Company nor any Affiliated Company shall have any liability to any Participant for exercising the foregoing right. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, one or a combination of the following: (a) having the Participant pay an amount in cash (by check or wire transfer), (b) having the Company or Affiliated Company withhold from the Participant’s wages or other cash compensation; (c) having the Company withholding from the proceeds of the sale of shares of Common Stock underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; (d) having the Company withhold shares of Common Stock otherwise issuable under an Award (or allowing the return of shares of Common Stock) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (e) having the Participant deliver shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Company to avoid adverse accounting treatment under applicable accounting standards) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (f) requiring the Participant to repay the Company or Affiliated Company, as applicable, in cash or in shares of Common Stock, for Tax-Related Items paid on the Participant’s behalf, or (vii) any other method of withholding determined by the Committee that is permissible under Applicable Laws.

Tandem Diabetes Care	A-14	2023 Proxy Statement

Appendix A
13.2Compliance with Section 409A of the Code. Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or grant, payment, settlement, or deferral thereof is subject to Section 409A of the Code such Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code. Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Award subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant’s separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

13.3No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award under the Plan for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 13.2 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliated Company based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliated Company will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

ARTICLE 14. MISCELLANEOUS

14.1Benefits Not Alienable. Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge, or other disposition shall be without effect.

14.2No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding Awards under the Plan. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of Award under the Plan or a possible period in which such Option or other Award may not be exercised. The Company has no duty or obligation to reduce the tax consequences of any Award granted to a Participant under the Plan.

14.3Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.4Fractional Shares. Unless the Administrator otherwise determines, no fractional shares of Common Stock shall be issued and the Administrator, in its discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Tandem Diabetes Care	A-15	2023 Proxy Statement

Appendix A

14.5Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.6Governing Law. The Plan and any Agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.7Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders or as otherwise required by Applicable Law.

14.8Stockholder Approval. This Plan shall be effective as of the approval of the stockholders of the Company.

14.9Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

Tandem Diabetes Care	A-16	2023 Proxy Statement

TANDEM Diabetes Care

NASDAQ GLOBAL MARKET | TNDM

CORPORATE HEADQUARTERS

12400 High Bluff Drive
San Diego, CA 92130
(858) 366-6900
tandemdiabetes.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP
4365 Executive Drive, Suite 1600
San Diego, CA 92121

TRANSFER AGENT

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
astfinancial.com

DATE & TIME

Annual Stockholder Meeting

The annual meeting of Tandem Diabetes Care stockholders will be held virtually on **Wednesday, May 24, 2023 at 3:00 pm (PT).**

Stockholder Inquiries

Stockholders may obtain copies of our news releases, Securities and Exchange Commission filings, including Forms 10-K, 10-Q, and 8-K, and other Company information by accessing our website at investor.tandemdiabetes.com or by contacting Investor Relations at (858) 366-6900.

© 2023 Tandem Diabetes Care, Inc. All rights reserved. CM-001298_C

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 23, 2023 for shares held directly and by 11:59 P.M. ET on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNDM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 23, 2023 for shares held directly and by 11:59 P.M. ET on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13850-P86962

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TANDEM DIABETES CARE, INC.

The Board of Directors recommends you vote FOR each of the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Kim D. Blickenstaff	☐	☐	☐
1b. Myoungil Cha	☐	☐	☐
1c. Peyton R. Howell	☐	☐	☐
1d. Joao Paulo Falcao Malagueira	☐	☐	☐
1e. Kathleen McGroddy-Goetz	☐	☐	☐
1f. John F. Sheridan	☐	☐	☐
1g. Christopher J. Twomey	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card and Annual Report on Form 10-K are available at www.proxyvote.com

V13851-P86962

TANDEM DIABETES CARE, INC.
Annual Meeting of Stockholders
Wednesday, May 24, 2023 at 3:00 P.M., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Rebecca B. Robertson and Leigh A. Vosseller, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of TANDEM DIABETES CARE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 3:00 P.M., Pacific Time on Wednesday, May 24, 2023, or at any adjournment or postponement thereof, at www.virtualshareholdermeeting.com/TNDM2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side